UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
ANAPTYSBIO, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 26, 2019
Dear Stockholder:
You are cordially invited to attend the 2019 Annual Meeting of Stockholders of AnaptysBio, Inc. to be held at AnaptysBio’s corporate office at 10455 Pacific Center Court, Suite 200, San Diego, CA 92121, on Tuesday, June 11, 2019 at 9:00 a.m. (Pacific Daylight Time).
The Securities and Exchange Commission rules allow companies to furnish proxy materials to stockholders over the Internet. We have elected to do so, thus reducing the environmental impact and lowering the costs of printing and distributing proxy materials without impacting your timely access to this important information. On or about April 26, 2019, we expect to mail to stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement for our 2019 Annual Meeting of Stockholders and our 2018 annual report on Form 10-K to stockholders. The Notice of Internet Availability or Proxy Materials also provides instructions on how to vote through the Internet or by telephone, and includes instructions on how to receive paper copies of the proxy materials by mail, if desired.
The matters to be acted upon at the meeting are described in the accompanying notice of annual meeting and proxy statement.
Your vote is important.
Whether or not you plan to attend the meeting in person, please vote on the Internet or by telephone, or request, sign and return a proxy card to ensure that your shares are represented at the meeting.

Sincerely,

Hamza Suria
President and Chief Executive Officer

ANAPTYSBIO, INC.
10421 Pacific Center Court, Suite 200
San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Tuesday, June 11, 2019

To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders of AnaptysBio, Inc. will be held at AnaptysBio’s corporate office at 10455 Pacific Center Court, Suite 200, San Diego, California 92121, on Tuesday, June 11, 2019 at 9:00 a.m. (Pacific Daylight Time).
We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.
To elect two Class II directors, each to serve three-year terms through the third annual meeting of stockholders following this meeting and until a successor has been elected and qualified or until earlier resignation or removal.

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

3.	To conduct a non-binding advisory vote on the compensation of our named executive officers as disclosed in the accompanying materials.

4.	To conduct a non-binding advisory vote on the frequency of holding future advisory votes on named executive officer compensation.
In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on April 18, 2019 are entitled to notice of, and to vote at, the meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our headquarters.
Your vote as an AnaptysBio, Inc. stockholder is very important. Each share of stock that you own represents one vote.
Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote through the Internet or by telephone, or request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Information About the Meeting” in the proxy statement and the instructions on the Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors,

Dr. James Topper Chairman of the Board of Directors
San Diego, California
April 26, 2019

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 11, 2019: the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are available at http://ir.anaptysbio.com.

ANAPTYSBIO, INC.
PROXY STATEMENT FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

i

ANAPTYSBIO, INC.
10421 Pacific Center Court, Suite 200
San Diego, California 92121

PROXY STATEMENT FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

June 11, 2019
INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of AnaptysBio, Inc.’s board of directors for use at AnaptysBio’s 2019 Annual Meeting of Stockholders (“Annual Meeting”) to be held at AnaptysBio’s corporate office at 10455 Pacific Center Court, Suite 200, San Diego, California 92121, on Tuesday, June 11, 2019 at 9:00 a.m. (Pacific Daylight Time), and any adjournment or postponement thereof.
INTERNET AVAILABILITY OF PROXY MATERIALS
Under rules adopted by the Securities and Exchange Commission (SEC), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies to each stockholder. On or about April 26, 2019, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and our annual report on Form 10-K. The Notice of Internet Availability of Proxy Materials also provides instructions on how to vote through the Internet or by telephone and includes instructions on how to receive paper copies of the proxy materials by mail or an electronic copy of the proxy materials by email.
This process is designed to reduce our environmental impact and lower the costs of printing and distributing our proxy materials without impacting our stockholders’ timely access to this important information. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.
GENERAL INFORMATION ABOUT THE MEETING
Purpose of the Meeting
At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. We are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the company, have the authority in their discretion to vote the shares represented by the proxy.
Record Date; Quorum
Only holders of record of common stock at the close of business on April 18, 2019, the record date, will be entitled to vote at the meeting. At the close of business on April 18, 2019, 27,017,053 shares of common stock were outstanding and entitled to vote.

The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present or represented by proxy at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.

GENERAL PROXY INFORMATION
Voting Rights
Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 18, 2019, the record date. You may vote all shares owned by you at such date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.
Stockholder of Record: Shares Registered in Your Name. If on April 18, 2019, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting, or vote in advance through the Internet or by telephone, or if you request to receive paper proxy materials by mail, by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on April 18, 2019, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the meeting and vote your shares you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the meeting.
Required Vote
Proposal 1: Each director will be elected by a plurality of the votes cast at the meeting. This means that the two individuals nominated for election to the board of directors at the meeting receiving the highest number of votes cast “FOR” that nominee will be elected. You may either vote “FOR” one or two of the nominees or “WITHHOLD” your vote with respect to any or all of nominees. You may not cumulate votes in the election of directors.
Proposal 2: Approval of the ratification of the appointment of our independent registered public accounting firm will be obtained if the holders of a majority of the votes cast at the meeting vote “FOR” the proposal.
Proposal 3: The advisory vote on named executive officer compensation will be obtained if the number of votes cast “FOR” the proposal at the meeting exceeds the number of votes “AGAINST” the proposal. This vote is advisory and non-binding in nature.
Proposal 4: The advisory vote on the frequency of holding an advisory vote on named executive officer compensation will be the option of either “ONE YEAR,” “TWO YEARS,” or “THREE YEARS” that receives the highest number of votes. This vote is advisory and non-binding in nature.
A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum, but are not treated as votes cast and, therefore, will have no effect on the matters being voted upon, except for Proposal 2, which is considered a routine proposal and is subject to the discretionary vote of the broker.
Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting
The board of directors recommends that you vote “FOR” the election of each of the Class II directors named in this proxy statement (Proposal 1), “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 2), “FOR” the non-binding advisory vote on named executive officer compensation (Proposal 3) and “ONE YEAR” for the non-binding advisory vote on the frequency of holding an advisory vote on named executive officer compensation (Proposal 4).
Voting Instructions; Voting of Proxies
If you are a stockholder of record, you may:

•	vote in person – we will provide a ballot to stockholders who attend the meeting and wish to vote in person;

•	vote through the Internet or by telephone – in order to do so, please follow the instructions shown on your Notice of Internet Availability or proxy card; or

•
vote by mail – if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the proxy card and return it as soon as possible before the meeting in the envelope provided.

Votes submitted through the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 10, 2019. Submitting your proxy, whether by telephone, through the Internet or by mail if you request or received a paper proxy card, will not affect your right to vote in person should you decide to attend the meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. For Proposal 1, you may vote “FOR” each of the nominees to the board of directors or you may withhold your vote from any nominee you specify. For Proposal 2 and Proposal 3, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. For Proposal 4 you may vote “ONE YEAR,” “TWO YEARS,” or “THREE YEARS.” Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.
If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access your proxy card and vote by telephone or through the Internet. If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting.
If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access each proxy card and vote each proxy card by telephone or through the Internet. If you requested or received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.
Expenses of Soliciting Proxies
We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.
Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the meeting by:

•	delivering to our Corporate Secretary (by any means) a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again through the Internet or by telephone; or

•	attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.
Electronic Access to the Proxy Materials
The Notice of Internet Availability will provide you with instructions regarding how to:

•	view our proxy materials for the meeting through the Internet;

•	instruct us to mail paper copies of our future proxy materials to you; and

•	instruct us to send our future proxy materials to you electronically by email.
Choosing to receive your future proxy materials by email will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The preliminary voting results will be announced at the meeting and posted on our website at http://ir.anaptysbio.com. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the meeting.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE
We are committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management pursue our strategic objectives for the benefit of our stockholders.
Corporate Governance Guidelines
Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions and other policies for the governance of the company. Our Corporate Governance Guidelines are available without charge on the investor relations section of our website at http://ir.anaptysbio.com.
Board Composition and Leadership Structure
The positions of Chief Executive Officer and Chairman of our board of directors are held by two different individuals (Mr. Suria and Dr. Topper, respectively). This structure allows our Chief Executive Officer to focus on our day-to-day business while our Chairman leads our board of directors in its fundamental role of providing advice to and independent oversight of, management. Our board of directors believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the board of directors and strengthens the independence of the board of directors from management.
Board’s Role in Risk Oversight
Our board of directors believes that open communication between management and the board of directors is essential for effective risk management and oversight. Our board of directors meets with our Chief Executive Officer and other members of the senior management team at quarterly board of directors meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our board of directors is ultimately responsible for risk oversight, our board committees assist the board of directors in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures. The compensation committee assists our board of directors in assessing risks created by the incentives inherent in our compensation policies. The nominating and corporate governance committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of corporate, legal and regulatory risk.
Director Independence
Our common stock is listed on The Nasdaq Global Select Market, or Nasdaq. Under Nasdaq rules, independent directors must comprise a majority of a listed company’s board of directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (ii) be an affiliated person of the listed company or any of its subsidiaries.
Our board of directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that Dr. Fenton, Dr. Lydon, Mr. Schmid, Mr. Renton, Dr. Topper and Dr. Ware, representing six of our seven directors, are “independent directors” as defined under the applicable rules and regulations of the Securities and Exchange Commission, or the SEC, and the listing requirements and rules of Nasdaq. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in the section entitled “Certain Relationships and Related-Party Transactions.”

Committees of Our Board of Directors

Our board of directors has an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Each committee operates under a charter approved by our board of directors. Copies of each committee’s charter are posted on the investor relations section of our website at http://ir.anaptysbio.com.

Audit Committee
Our audit committee is composed of Dr. Fenton, Mr. Schmid and Dr. Ware. Mr. Schmid is the chairperson of our audit committee. Dr. Fenton, Mr. Schmid and Dr. Ware each meet the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. Each member of our audit committee is financially literate. In addition, our board of directors has determined that each member of our audit committee is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. This designation does not impose any duties, obligations or liabilities that are greater than are generally imposed on members of our audit committee and our board of directors. Our audit committee is responsible for, among other things:

•	our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	reviewing and approving related person transactions;

•	selecting and hiring our registered independent public accounting firm;

•	the qualifications, independence and performance of our independent auditors; and

•	the preparation of the audit committee report to be included in our annual proxy statement.

Compensation Committee
Our compensation committee is composed of Dr. Fenton, Mr. Schmid and Dr. Lydon. Dr. Fenton is the chairperson of our compensation committee. Upon Dr. Lydon’s departure at the Annual Meeting, our compensation committee will be composed of Dr. Fenton and Mr. Schmid. The composition of our compensation committee meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. Each member of this committee is (i) an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and (ii) a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is responsible for, among other things:

•	evaluating, recommending, approving and reviewing executive officer and director compensation arrangements, plans, policies and programs;

•	administering our cash-based and equity-based compensation plans; and

•	making recommendations to our board of directors regarding any other board of director responsibilities relating to executive compensation.
Our compensation committee retained an independent compensation consultant, Compensia Inc. (“Compensia”), a national compensation consulting firm, to assist in structuring our executive officer and director compensation for 2019. Compensia provided our compensation committee with market data and analyses from a peer group of biotechnology companies with product candidates in a similar stage of development and similar financial and size characteristics. Compensia has not provided our company or our compensation committee with any other services during 2018 that would compromise its independence or pose a conflict of interest.

Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is composed of Mr. Renton, Dr. Topper and Dr. Ware. Mr. Renton is the chairperson of our nominating and corporate governance committee. The composition of our nominating and corporate governance committee meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. Our nominating and corporate governance committee is responsible for, among other things:

•	identifying, considering and recommending candidates for membership on our board of directors;

•	overseeing the process of evaluating the performance of our board of directors; and

•	advising our board of directors on other corporate governance matters.

Codes of Business Conduct and Ethics
Our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our code of conduct is posted on the investor relations section of our website at http://ir.anaptysbio.com by clicking on “Governance.” Any amendments or waivers of our Code of Conduct for Directors or our Code of Conduct for Employees pertaining to a member of our board of directors or one of our executive officers will be disclosed on our website at the above-referenced address.

Compensation Committee Interlocks and Insider Participation
None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee during the year ended December 31, 2018.

Board and Committee Meetings and Attendance
The board of directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During 2018, the board of directors held five meetings, including telephonic meetings, the audit committee held four meetings, the compensation committee held four meetings and the nominating and corporate governance committee held two meetings. During 2018, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the board of directors during his or her tenure and the total number of meetings held by all committees of the board of directors on which such director served during his or her tenure. The independent members of the board of directors also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.

Board Attendance at Annual Stockholders’ Meeting
All seven directors were in attendance at our 2018 annual meeting of stockholders. We invite and encourage each member of our board of directors to attend our annual meetings of stockholders, however, we do not have a formal policy regarding attendance of annual meetings by the members of our board of directors.

Communication with Directors
Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of the board of directors or a specific member of our board of directors (including our Chairman) may do so by letters addressed to the attention of our Corporate Secretary, AnaptysBio, Inc., 10421 Pacific Center Court, Suite 200, San Diego, CA 92121.

All communications by letter addressed to the attention of our Corporate Secretary will be reviewed by the Corporate Secretary and provided to the members of the board of directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the board of directors.

Considerations in Evaluating Director Nominees
The nominating and corporate governance committee is responsible for identifying, evaluating and recommending candidates to the board of directors for board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified board of directors. Candidates may come to our attention through current members of our board of directors, professional search firms, stockholders or other persons.
The nominating and corporate governance committee will recommend to the board of directors for selection all nominees to be proposed by the board of directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the board of directors for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the board of directors to fill interim director vacancies.
Our board of directors encourages selection of directors who will contribute to the Company’s overall corporate goals. The nominating and corporate governance committee may from time to time review and recommend to the board of directors the desired qualifications, expertise and characteristics of directors, including such factors as business experience, diversity and personal skills in life sciences and biotechnology, finance, marketing, financial reporting and other areas that are expected to contribute to an effective board of directors. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the board of directors, the nominating and corporate governance committee considers these factors in the light of the specific needs of the board of directors at that time.
In addition, under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the board of directors and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Under our Corporate Governance Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the nominating and corporate governance committee considers director tenure. We value diversity on a company-wide basis, but have not adopted a specific policy regarding board diversity.
Stockholder Recommendations for Nominations to the Board of Directors
The nominating and corporate governance committee will consider properly submitted stockholder recommendations for candidates for our board of directors who meet the minimum qualifications as described above. The nominating and corporate governance committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the board of directors by complying with the procedures in Article I, Section 1.11 of our Bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the Bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary, AnaptysBio, Inc., 10421 Pacific Center Court, Suite 200, San Diego, CA 92121. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our Bylaws, and a representation that the nominating stockholder is a beneficial or record holder of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the nominating and corporate governance committee, and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the nominating and corporate governance committee.
All proposals of stockholders that are intended to be presented by such stockholder at an annual meeting of stockholders must be in writing and notice must be delivered to the Corporate Secretary at our principal executive offices not later than the close of business on the 75th day nor earlier than the close of business on the 105th day prior to the first anniversary of the preceding year’s annual meeting. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL NO. 1
ELECTION OF CLASS II DIRECTORS
Our board of directors is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors and director nominees in Class II will stand for election at this meeting. The terms of office of directors in Class III and Class I do not expire until the annual meetings of stockholders to be held in 2020 and 2021, respectively.
Our Class II directors, whose terms will expire at this Annual Meeting, are Dr. Lydon, Mr. Suria and Dr. Ware. On April 22, 2019, Dr. Lydon informed our board of directors that he will not stand for re-election as a Class II director at the Annual Meeting (this information is being reported in this proxy statement in lieu of a Form 8-K). Accordingly, our nominating and corporate governance committee decided not to recommend that Dr. Lydon be nominated for re-election at the Annual Meeting, and our board of directors will decrease its size to six members effective as of the Annual Meeting.
Our nominating and corporate governance committee recommended to our board of directors, and our board of directors nominated, Mr. Suria and Dr. Ware, each an incumbent Class II director, for election as Class II directors at the Annual Meeting. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of Mr. Suria and Dr. Ware be elected as a Class II director for a three-year term expiring at the annual meeting of stockholders to be held in 2022 and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.
Each director will be elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the two individuals nominated for election to the board of directors at the meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or two nominees or “WITHHOLD” your vote with respect to any or all of the individuals nominated for election to the board of directors. You may not cumulate votes in the election of directors. Shares represented by proxies will be voted “FOR” the election of each of the Class II nominees, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve, the proxies may be voted for such substitute nominee as the proxy holders, who are officers of our company, determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than two directors.
Nominees to the Board of Directors
The nominees and their ages are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Position and Class
Hamza Suria, M.B.A	42	President, Chief Executive Officer and Director, Class II
J. Anthony Ware, M.D.(1)	66	Director, Class II

(1)	Member of the Audit and Nominating and Corporate Governance Committees
Hamza Suria, M.B.A., has served as our President and Chief Executive Officer and a member of our board of directors since July 2011. From January 2009 to June 2011 Mr. Suria served as Vice President of Corporate Development. Before joining our company in December 2008, Mr. Suria was at Maxygen, where he was responsible for partnering and alliance management of next-generation protein therapeutics in oncology supportive care, hematology and autoimmunity, including partnerships with Roche, Sanofi-Aventis, Bayer and Astellas. Mr. Suria holds a B.A. in biochemistry from Kalamazoo College, an M.S. in immunology from the University of Western Ontario and an Executive MBA from the Richard Ivey School of Business. Mr. Suria is a graduate of The Mercersburg Academy.
J. Anthony Ware, M.D., has served as a member of our board of directors since August 2017. From 2001 to January 2018, Dr. Ware held numerous positions at Eli Lilly and Company, a global pharmaceutical company, including Senior Vice President of Product Development of Lilly Bio-Medicines from October 2009 to January 2018 and Interim President of Lilly Bio-Medicines from January 2017 to April 2017. Before joining Eli Lilly and Company, Dr. Ware served as Professor of Medicine and Molecular Pharmacology at Albert Einstein College of Medicine in New York, where he was also Chief of Cardiology at Montefiore Medical Center from 1996 to 2001. Before joining Albert Einstein College of Medicine, Dr. Ware was on the faculty of Harvard Medical School from 1984 to 1996 and served as a senior physician and Director of the Coronary Care Unit at Beth Israel Hospital. Dr. Ware received his B.S. from Washburn University, his M.D. from the University of Kansas. He completed internships and residency at The University of Texas at Houston and Baylor College of Medicine, where he also served as Chief Resident. He completed fellowships both at Baylor and at Harvard Medical School, and is board certified both in internal medicine and cardiovascular disease. Our board of directors believes that Dr. Ware’s extensive academic and industry experience and significant knowledge of scientific matters provide him with the qualifications and skills to serve on our board of directors.
Directors Not Standing for Election
The directors who are serving or who have been appointed for terms that end following the meeting and their ages, occupations and length of board service are provided in the table and notes below. Additional biographical information for each nominee is set forth in the text below the table. As noted above, Dr. Lydon, a Class II director, will not stand for re-election at the Annual Meeting; we have included information about Dr. Lydon in this proxy statement for reference only.

Name	Age	Position and Class
Dennis Fenton, Ph.D.(1)(3)	67	Director, Class I
Nicholas B. Lydon, Ph.D., FRS(1)	62	Director, Class II
Hollings Renton, M.B.A.(2)(4)	72	Director, Class III
John P. Schmid, M.B.A.(1)(3)	56	Director, Class III
James Topper, M.D., Ph.D.(2)	57	Chairman of the Board, Class I

(1)	Member of the Compensation Committee

(2)	Member of the Nominating and Corporate Governance Committee

(3)	Member of the Audit Committee

(4)	Lead Independent Director

Dennis Fenton, Ph.D., has served as a member of our board of directors since March 2018. From 1981 to 2008, Dr. Fenton held numerous positions at Amgen, Inc., a biotechnology company, including Executive Vice President from 2000 until 2008, Senior Vice President of Operations from 1995 until 2000 and Senior Vice President of Sales, Marketing and Process Development from 1992 until 1995. Prior to his time at Amgen, Inc., Dr. Fenton served as Senior Research Scientist at Pfizer, Inc., and previously was a research associate and graduate student at Rutgers University. Dr. Fenton currently serves on the board of directors of Sienna Biopharmaceuticals, Portola Pharmaceuticals, and Pfenex Inc. He previously served on the boards of directors of XenoPort, Inc. and Kythera Biopharmaceuticals, Inc., as well as several private company boards. Dr. Fenton holds a B.S. in Biology from Manhattan College and a Ph.D. in Microbiology from Rutgers University. Our board of directors believes that Dr. Fenton’s extensive experience in the life sciences industry provides him with the qualifications and skills to serve on our board of directors.
Nicholas B. Lydon, Ph.D., FRS, is a co-founder of our company and has served on our board of directors since our company was founded in November 2005. Dr. Lydon also co-founded and has served on the board of directors of BluePrint Medicines Inc. since April 2011. Since 2011, Dr. Lydon has served as Managing Member at Staurus Pharma, LLC, a biotechnology company. Dr. Lydon is also the founder of Granite Biopharma LLC, a consulting company, and has served as sole member of Granite Biopharma since 2003. Dr. Lydon also previously served as Vice President, Small Molecule Drug Discovery at Amgen Inc. from 2000 to 2002. Prior to joining Amgen, he was the Chief Executive Officer and founder of Kinetix Pharmaceuticals, Inc., a biotechnology company focused on the discovery and development of selective protein kinase inhibitors, from 1997 to 2000. Kinetix Pharmaceuticals was acquired by Amgen in 2000. Prior to joining Kinetix, Dr. Lydon worked at CIBA-GEIGY, AG (Novartis) in Basel, Switzerland from 1985 to 1997, where he was responsible for the protein kinase inhibitor program, including the discovery and preclinical development of Imatinib (Gleevec). Dr. Lydon began his pharmaceutical career at Schering-Plough Corporation from 1982 to 1985 where his research involved studies on recombinant interferons. Dr. Lydon has been awarded the Lasker~DeBakey Clinical Medical Research Award and the Japan Prize for his work on Imatinib. Other awards include the Warren Alpert Foundation Prize, the AACR Bruce F. Cain Memorial Award and the Charles F. Kettering Prize from the General Motors Cancer Research Foundation. Dr. Lydon earned his B.S. in Biochemistry and Zoology from the University of Leeds, England, and received his Ph.D. in Biochemistry from the Medical Sciences Institute, University of Dundee, Scotland.
Hollings Renton, M.B.A., has served as a member of our board of directors since June 2015. Mr. Renton previously served as the Chief Executive Officer and President of Onyx Pharmaceuticals, Inc. from 1993 to 2008 and as the chairperson of the board of directors from 2000 to 2008. Before joining Onyx Pharmaceuticals, Mr. Renton served as the President and Chief Operating Officer of Chiron Corporation, a pharmaceutical company, from 1991 to 1993, following its acquisition of Cetus Corporation. Before joining Chiron Corporation, Mr. Renton served as the President of Cetus Corporation from 1990 to 1991, as Chief Operating Officer from 1987 to 1990, and as Chief Financial Officer from 1983 to 1987. Mr. Renton currently serves as chairperson of the board of directors of Portola Pharmaceuticals, Inc. and currently serves on the board of directors of

Zymeworks Inc. He previously served on the boards of directors of Cepheid, Inc., Kythera Biopharmaceuticals, Inc., Rigel Pharmaceuticals, Inc., Affymax Inc., Sangstat Medical Corporation, Special Olympics Northern California and the Biotechnology Industry Organization. Mr. Renton received his M.B.A. from the University of Michigan and his B.S. in Mathematics from Colorado State University. Our board of directors believes that Mr. Renton’s extensive industry experience and board memberships provide him with the qualifications and skills to serve on our board of directors.
John P. Schmid, M.B.A., has served as a member of our board of directors since June 2015. Mr. Schmid served as Chief Financial Officer of Auspex Pharmaceuticals, Inc. from September 2013 to June 2015. Before joining Auspex Pharmaceuticals, Mr. Schmid co-founded Trius Therapeutics, a publicly traded biopharmaceutical company, where he served as the Chief Financial Officer from June 2004 until its merger with Cubist Pharmaceuticals, Inc., in September 2013. Before he joined Trius Therapeutics, Mr. Schmid served as the Chief Financial Officer at GeneFormatics, Inc., a private biotechnology company, from 1998 to 2003, and at Endonetics, a private medical device company, from 1995 to 1998. Mr. Schmid currently serves as a member of the board of directors of Neos Therapeutics, Poseida Therapeutics, Xeris Pharmaceuticals and Forge Therapeutics, all pharmaceutical companies, and as the chairman of the board of directors of Speak, Inc., a speakers’ bureau, which he helped found in 1989. Mr. Schmid received his M.B.A. from the University of San Diego and his B.A. from Wesleyan University. Our board of directors believes that Mr. Schmid’s extensive industry experience and executive positions at multiple biopharmaceutical companies qualify him to serve on our board of directors.
James N. Topper, M.D., Ph.D., has served as a member of our board of directors since November 2007. Dr. Topper has been a partner with Frazier Healthcare since August 2003, serving as General Partner since 2005. Before joining Frazier Healthcare, Dr. Topper served as head of the Cardiovascular Research and Development Division of Millennium Pharmaceuticals, Inc. and ran Millennium San Francisco (formerly COR Therapeutics, Inc.) from 2002 until 2003. Before the merger of COR and Millennium in 2002, Dr. Topper served as the Vice President of Biology at COR from August 1999 to February 2002. Dr. Topper has led and served as a board member for many of Frazier Healthcare’s life sciences investments, including Acerta Pharma BV, Calistoga Pharmaceuticals, Inc., Rempex Pharmaceuticals, Inc., Incline Therapeutics, Inc., Alnara Pharmaceuticals, Inc., Portola Pharmaceuticals, Inc., CoTherix, Inc., and Threshold Pharmaceuticals, Inc. He serves as a board member of Allena Pharmaceuticals, Inc., Alpine Immune Sciences, Inc., Aptinyx Inc., Entasis Therapeutics Holdings Inc., Mavupharma, Inc., and Amunix Pharmaceuticals Inc. He is also a board observer for Alcresta Therapeutics, Inc. and Sojournix, Inc. Dr. Topper received his M.D. and Ph.D. in biophysics from Stanford University and his B.S. in biology from the University of Michigan. Our board of directors believes that Dr. Topper’s experience overseeing Frazier Healthcare investments in biotechnology, senior-management experience in our industry, significant knowledge of medical and scientific matters affecting our business, and understanding of our industry provide him with the qualifications and skills to serve on our board of directors.
There are no familial relationships among any of our directors and executive officers.

Non-Employee Director Compensation

The following table presents the total compensation for each person who served as a non-employee member of our board of directors in the year ended December 31, 2018. Mr. Suria, our Chief Executive Officer, received no compensation for his service as a director in the year ended December 31, 2018.

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards(2) ($)	Total ($)
Dennis Fenton, Ph.D.	54,586	835,714	890,300
Carol Gallagher, Pharm. D.(3)	10,222	383,929	394,151
Nicholas B. Lydon, Ph.D., FRS	55,000	383,929	438,929
Hollings Renton, M.B.A.	67,500	383,929	451,429
John P. Schmid, M.B.A.	55,000	383,929	438,929
Jim Schoeneck(4)	13,486	383,929	397,415
James Topper, M.D., Ph.D.	68,750	383,929	452,679
J. Anthony Ware, M.D.	61,167	383,929	445,096

(1)
As of December 31, 2018, Dr. Fenton held outstanding options to purchase 11,507 shares of common stock with a weighted-average exercise price of $118.97 per share; Dr. Lydon held outstanding options to purchase 52,012 shares of common stock with a weighted-average exercise price of $17.99 per share; Mr. Renton held outstanding options to purchase 72,156 shares of common stock with a weighted-average exercise price of $17.53 per share; Mr. Schmid held outstanding options to purchase 63,337 shares of common stock with a weighted-average exercise price of $18.74 per share; Dr. Topper held outstanding options to purchase 21,000 shares of common stock with an exercise price of $44.65 per share; and Dr. Ware held outstanding options to purchase 45,265 shares of common stock with an weighted-average exercise price of $36.13 per share.

(2)
The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the directors during the year ended December 31, 2018 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our directors from the options.

(3)	Resigned from the board of directors in March 2018.

(4)	Resigned from the board of directors in March 2018.
In February 2019, our board of directors approved non-employee director compensation that will provide each of our non-employee directors with an annual retainer of $40,000. Additionally, our lead director and the chairpersons of our board of directors, audit, compensation, nominating and corporate governance, and research and development committees will receive an additional annual payment of $20,000, $15,000 ($30,000 if no lead director is serving), $15,000, $10,000, $7,500 and $15,000, respectively; and the other members of our audit, compensation, nominating and corporate governance, and research and development committees will receive an additional annual payment of $7,500, $5,000, $3,750 and $10,000, respectively.
Each of our non-employee directors will also receive an annual stock option grant to purchase 6,000 shares of common stock, which stock option will vest in equal monthly installments over one year, subject to the director’s continued service. Additionally, new non-employee directors will receive a stock option to purchase 6,000 shares of common stock, which stock option will vest in equal monthly installments over three years, subject to the director’s continued service.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINATED CLASS II DIRECTORS.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has selected KPMG LLP as our principal independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2019. KPMG LLP audited our financial statements for the fiscal years ended December 31, 2018 and 2017. We expect that representatives of KPMG LLP will be present at the Annual Meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.
At the Annual Meeting, the stockholders are being asked to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Our audit committee is submitting the selection of KPMG LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the audit committee would reconsider the appointment. Notwithstanding its selection and even if our stockholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in our best interests and the interests of our stockholders.
The following table presents fees for services rendered by KPMG LLP for the years ended December 31, 2018 and 2017 (in thousands).
Principal Accountant Fees and Services

Fees Billed to AnaptysBio	Fiscal Year 2018	Fiscal Year 2017
Audit fees(1)	$562	$553
Tax fees(2)	36	41
Total fees	$598	$594

(1)
“Audit fees” include fees for professional services provided by KPMG LLP in connection with the audit of our consolidated financial statements, review of our quarterly consolidated financial statements, and related services that are typically provided in connection with registration statements, including the registration statements for our IPO and follow-on offerings.

(2)
“Tax fees” include fees related to tax compliance and advice. Tax advice fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters; and assistance with tax audits.

The audit committee must pre-approve all services to be performed for us by KPMG LLP. Pre-approval is granted usually at regularly scheduled meetings of the audit committee. The audit committee also may approve the additional unanticipated services by either convening a special meeting of the audit committee or acting by unanimous written consent. During 2018, all services billed by KPMG LLP were pre-approved by the audit committee in accordance with this policy.
These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our audit committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our audit committee.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

PROPOSAL NO. 3
NON-BINDING ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are seeking a non-binding, advisory stockholder vote on the compensation awarded to our named executive officers for the fiscal year ended December 31, 2018, known as a “Say on Pay” vote.
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with Section 14A of the Exchange Act. This is our first year holding a Say on Pay vote, in connection with our annual meeting of stockholders.
As described in detail in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement, our compensation program is designed to reward our executive officers at a level consistent with our overall strategic and financial performance and to provide remuneration sufficient to attract, retain and motivate them to exert their best efforts and create a successful company. Our philosophy is to tie a greater percentage of an executive officer’s compensation to stockholder returns and to keep cash compensation at a competitive level while providing the opportunity to be well-rewarded through equity if we perform well over time. We believe that our executive compensation program, with its balance of short-term incentives (including base salary and annual cash incentives tied to performance measures) and long-term incentives (including equity awards) reward sustained performance that is aligned with long-term stockholder interests. Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure for a comprehensive explanation and analysis of our executive compensation policies and practices.
Based on the above, we request that stockholders approve, on a non-binding advisory basis, the compensation of our named executive officers as described in this proxy statement pursuant to the following resolution:
RESOLVED, that the compensation paid to AnaptysBio’s named executive officers, as disclosed in this proxy statement, including the “Compensation Discussion and Analysis” and “Executive Compensation” sections, compensation tables and narrative discussion, is hereby APPROVED.
Vote Required
Approval of named executive officer compensation requires the approval of a majority of the votes present or represented by proxy and entitled to vote thereon.
As an advisory vote, this proposal is non-binding. Although the vote is non-binding, our board of directors and compensation committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3.

PROPOSAL NO. 4
NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES REGARDING NAMED EXECUTIVE OFFICER COMPENSATION
Under the Section 14A of the Exchange Act, at least every six years our stockholders are entitled to cast an advisory vote to indicate the frequency with which we should hold future non- binding votes to approve executive compensation, commonly known as a “say-when-on-pay” vote, or to abstain from voting.
We are requesting your non-binding vote to determine whether the frequency of the vote to approve the compensation of our named executive officers should be every one year, two years or three years. Our board of directors and the compensation committee believe that annual votes will allow the compensation committee, management, and our stockholders to continue to engage in a timely, open and meaningful dialogue regarding our executive compensation philosophy, policies and practices.
Vote Required
The option of one year, two years or three years that receives the highest number of votes cast by the holders of shares represented in person or by proxy at the meeting and entitled to vote thereon will be the frequency for the advisory vote on named executive officer compensation that has been selected by stockholders. Abstentions and broker non-votes will have no effect on the outcome of the vote. As an advisory vote, the vote on Proposal 4 is not binding on us. However, the board of directors and the compensation and nominating and governance committees of the board of directors value the opinions of our stockholders and will consider the outcome of the vote when setting the frequency of the advisory vote on executive compensation.
Notwithstanding the board of directors’ recommendation and the outcome of the stockholder vote, the board of directors may, in the future, decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A FREQUENCY OF EVERY YEAR (ONE YEAR) FOR HOLDING FUTURE NON- BINDING VOTES TO APPROVE EXECUTIVE COMPENSATION.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of the Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that we specifically incorporate it by reference.
The audit committee has reviewed and discussed with our management and KPMG LLP our audited consolidated financial statements as of and for the year ended December 31, 2018. The audit committee has also discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communication with Audit Committees.”
The audit committee has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with KPMG LLP its independence.
Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the audited consolidated financial statements as of and for the year ended December 31, 2018 be included in our annual report on Form 10-K for the year ended December 31, 2018 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee
John P. Schmid (Chair)
Dennis Fenton, Ph.D.
J. Anthony Ware, M.D.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 15, 2019 for:

•	each of our directors;

•	each of our named executive officers;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.
Applicable percentage ownership is based on 27,006,043 shares of common stock issued and outstanding as of March 15, 2019. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 15, 2019. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table on the following page is c/o AnaptysBio, Inc., 10421 Pacific Center Court, Suite 200, San Diego, CA 92121.

Beneficial Owner	Shares Beneficially Owned (#)	% Shares Beneficially Owned
Executive Officers and Directors
Hamza Suria, M.B.A. (1)	661,844	2.4%
Marco Londei, M.D. (2)	146,154	*
Dominic G. Piscitelli, M.B.A., C.P.A. (3)	110,114	*
Eric Loumeau, J.D.	—	*
Dennis Fenton, Ph.D. (4)	9,340	*
Nicholas B. Lydon, Ph.D. (5)	324,618	1.2%
Hollings Renton, M.B.A. (6)	73,656	*
John P. Schmid, M.B.A. (7)	64,837	*
James N. Topper, M.D., Ph.D. (8)	2,370,801	8.8%
Anthony Ware, M.D. (9)	34,067	*
Total Executive Officers and Directors as a Group (10 people) (10)	3,795,431	14.0%

5% Stockholders
FMR LLC (11)	4,012,735	14.9%
Janus Henderson Group plc (12)	3,388,984	12.5%
Frazier Healthcare Entities (13)	2,370,801	8.8%
Adage Capital Partners, L.P. (14)	2,295,000	8.5%
The Vanguard Group (15)	1,889,201	7.0%
BlackRock, Inc. (16)	1,816,825	6.7%
TOTAL	17,198,176	63.6%
* Represents beneficial ownership of less than one percent.

(1)
Consists of (a) 30,064 shares of common stock held directly by Mr. Suria and (b) 631,780 shares of common stock issuable to Mr. Suria upon the exercise of stock options that are exercisable within 60 days of March 15, 2019.

(2)
Consists of (a) 22,377 shares of common stock held directly by Dr. Londei and (b) 123,777 shares of common stock issuable to Dr. Londei upon the exercise of stock options that are exercisable within 60 days of March 15, 2019.

(3)	Represents 110,114 shares of common stock issuable to Mr. Piscitelli upon the exercise of stock options that are exercisable within 60 days of March 15, 2019.

(4)	Represents 9,340 shares of common stock issuable to Dr. Fenton upon the exercise of stock options that are exercisable within 60 days of March 15, 2019.

(5)
Consists of (a) 271,106 shares of common stock held directly by Dr. Lydon and (b) 53,512 shares of common stock issuable to Dr. Lydon upon the exercise of stock options that are exercisable within 60 days of March 15, 2019. Upon the conclusion of the Annual Meeting, Dr. Lydon will no longer be a member of our Board of Directors.

(6)	Represents 73,656 shares of common stock issuable to Mr. Renton upon the exercise of stock options that are exercisable within 60 days of March 15, 2019.

(7)	Represents 64,837 shares of common stock issuable to Mr. Schmid upon the exercise of stock options that are exercisable within 60 days of March 15, 2019.

(8)
Represents (a) 2,316,447 shares of common stock as set forth in footnote 13 below; (b) 31,854 shares of common stock held directly by Dr. Topper; and (c) 22,500 shares of common stock issuable to Dr. Topper upon the exercise of stock options that are exercisable within 60 days of March 15, 2019.

(9)	Represents 34,067 shares of common stock issuable to Mr. Ware upon the exercise of stock options that are exercisable within 60 days of March 15, 2019.

(10)
Includes shares beneficially owned by our executive officers and directors. Consists of (a) 2,671,848 shares of common stock and (b) 1,123,583 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of March 15, 2019.

(11)
Based on Schedule 13-G/A filed by FMR LLC on February 13, 2019. Consists of 4,012,735 shares of common stock held directly by FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC, and members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(12)
Based on Schedule 13-G/A filed by Janus Henderson Group plc on February 11, 2019. As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of 2,968,820 shares or 11.1% of the outstanding shares of common stock held by such Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, JCIL may be deemed to be the beneficial owner of 420,164 shares or 1.6% of the outstanding shares of common stock held by such Managed Portfolios. However, JCIL does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. The address of Janus Henderson Group plc is 201 Bishopsgate EC2M 3AE, United Kingdom.

(13)
Based on Schedule 13-D/A filed by Frazier Healthcare V, L.P. on February 14, 2019. Consists of (a) 973,612 shares of common stock held directly by Frazier Healthcare V, L.P., (b) 1,045,031 shares of common stock held directly by Frazier Healthcare VII, L.P, (c) 297,804 shares of common stock held directly by Frazier Healthcare VII-A, L.P, (d) 31,854 shares of common stock held directly by Dr. Topper, and (e) 22,500 shares of common stock issuable to Dr. Topper upon the exercise of stock options that are exercisable within 60 days of March 15, 2019. The general partner of Frazier Healthcare V, L.P. is FHM V, L.P., a Delaware limited partnership. The general partner of FHM V, L.P. is FHM V, LLC, a Delaware limited liability company. The general partner of Frazier Healthcare VII, L.P. and Frazier Healthcare VII-A, L.P. is FHM VII, L.P., a Delaware limited partnership. The general partner of FHM VII, L.P. is FHM VII, LLC, a Delaware limited liability company. Dr. Topper, a member of our board of directors, Alan Frazier, Nader Naini, Nathan Every and Patrick Heron are members of FHM V, LLC and FHM VII, LLC and may be deemed to share voting and investment power with respect to the shares held by FHM V, LLC and FHM VII, LLC. The address of Frazier Healthcare is 601 Union, Two Union Square, Suite 3200, Seattle WA 98101.

(14)
Based on Schedule 13-G/A filed by Adage Capital Partners, L.P. on February 13, 2019. Consists of 2,295,000 shares of common stock held directly by Adage Capital Partners, L.P., Adage Capital Partners GP, L.L.C., and Adage Capital Advisors, L.L.C. The address of Adage Capital Partners, L.P. is 200 Clarendon Street, 52nd floor, Boston, Massachusetts 02116.

(15)	Based on Schedule 13-G filed by The Vanguard Group on February 11, 2019. Consists of 1,889,201 shares of common stock held directly by The Vanguard Group. The address of The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355.

(16)
Based on Schedule 13-G/A filed by BlackRock, Inc. on February 4, 2019. Consists of 1,816,825 shares of common stock held by the following subsidiaries of BlackRock, Inc, or BlackRock: BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trusy Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc. BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, and BlackRock Fund Advisors. Blackrock’s address is 55 East 52nd Street, New York, New York 10055.

EXECUTIVE OFFICERS
The following table provides information regarding our executive officers as of April 26, 2019:

Name	Age	Position
Executive Officers:
Hamza Suria, M.B.A.	42	President, Chief Executive Officer and Director
Marco Londei, M.D.	63	Chief Medical Officer
Dominic Piscitelli, M.B.A., C.P.A.	45	Chief Financial Officer
Eric Loumeau, J.D.	56	General Counsel
Hamza Suria, M.B.A., has served as our President and Chief Executive Officer and a member of our board of directors since July 2011. From January 2009 to June 2011 Mr. Suria served as Vice President of Corporate Development. Before joining our company in December 2008, Mr. Suria was at Maxygen, where he was responsible for partnering and alliance management of next-generation protein therapeutics in oncology supportive care, hematology and autoimmunity, including partnerships with Roche, Sanofi, Aventis, Bayer and Astellas. Mr. Suria holds a B.A. in biochemistry from Kalamazoo College, an M.S. in immunology from the University of Western Ontario and an Executive MBA from the Richard Ivey School of Business. Mr. Suria is a graduate of The Mercersburg Academy.
Marco Londei, M.D. has served as our Chief Medical Officer since October 2016. Prior to that, Dr. Londei served as our Chief Development Officer since October 2014. Before joining our company, Dr. Londei worked as Therapeutic Area Head Immunosciences at Bristol-Myers Squibb, a biopharmaceutical company, from November 2012 to September 2014. Before starting at Bristol-Myers Squibb, Dr. Londei served as Global Head Translational Medicine of the Autoimmunity, Transplantation & Inflammation Department at Novartis AG and Translational Science Officer at the Genomics Institute of the Novartis Research Foundation from October 2005 to October 2012. Dr. Londei was Professor at the Kennedy Institute of Rheumatology, Imperial College School of Medicine, London, from July 1999 to July 2003 and then Professor and head of the gastroenterology unit at University College London, Medical School UK, from July 2003 through September 2007. Dr. Londei received his M.D. from Università di Bologna.
Dominic G. Piscitelli, M.B.A., C.P.A., commenced serving as our Chief Financial Officer in January 2017. Mr. Piscitelli has more than 15 years of experience in the pharmaceutical and biopharmaceutical industries, and more than 20 years of experience in finance. Before joining us, from September 2012 to January 2017, Mr. Piscitelli served as the Vice President of Finance at Medivation, Inc., a biopharmaceutical company. Prior to that, from January 2011 to September 2012, Mr. Piscitelli served as the Senior Director of Global Finance at Astellas Pharma US, Inc., a pharmaceutical company. From September 2001 to January 2011, Mr. Piscitelli held positions at OSI Pharmaceuticals, Inc., a biotechnology company that was acquired by Astellas Pharma US, Inc. in June 2010, serving as the Vice President of Treasury and Management Finance from 2009 to 2011, and previously as Senior Director, Oncology Finance & Treasury, Director, Commercial Finance and Associate Director/Assistant Controller, SEC Reporting. Mr. Piscitelli earned both his B.A. in Business Administration and his M.B.A. from Hofstra University.
Eric Loumeau has served as our General Counsel since August 2018. Mr. Loumeau previously served as General Counsel and Chief Compliance Officer of Otonomy, Inc. from May 2015 through March 2018. Before joining Otonomy, Mr. Loumeau served as Chief Financial Officer of Rempex Pharmaceuticals, Inc. from June 2011 to December 2013 and continued as Vice President of Legal Affairs from December 2013 until May 2015 following Rempex’s acquisition by The Medicines Company. He also previously functioned as General Counsel at Hollis-Eden Pharmaceuticals, Inc. for over seven years. Mr. Loumeau’s experience as outside corporate counsel at national law firms includes tenures at Skadden, Arps, Slate, Meagher & Flom LLP, Cooley LLP, Mintz Levin Cohn Ferris Glovsky and Popeo PC, and Bass, Berry & Sims PLC. Mr. Loumeau received his J.D. from Boalt Hall School of Law at the University of California, Berkeley, and his B.S. in Finance from Brigham Young University.
Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This compensation discussion and analysis provides an overview of the material components of our executive compensation program during 2018 for our chief executive officer, chief financial officer and up to three other most highly compensated executive officers (collectively referred to as our “named executive officers”). For 2018, our named executive officers were as follows:

•	Hamza Suria, President, Chief Executive Officer and Director;

•	Dominic Piscitelli, Chief Financial Officer;

•	Marco Londei, M.D., Chief Medical Officer; and

•	Eric Loumeau, J.D., General Counsel.

Mr. Loumeau was appointed by our board of directors as our General Counsel, effective August 6, 2018.
This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2018. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why our compensation committee arrived at specific compensation decisions for our Named Executive Officers in 2018, and discusses the key factors that our compensation committee considered in such decision-making.
Executive Summary
Business Overview
We are a clinical stage biotechnology company developing first-in-class antibody product candidates focused on unmet medical needs in inflammation. We develop our product candidates to address emerging biological targets using our proprietary antibody discovery technology platform based on a breakthrough technology that replicates the natural process of antibody generation, known as somatic hypermutation (SHM) in vitro. Our strategy is to advance the development and commercialization of our proprietary product candidates, and for certain programs, establish partnerships with leading biopharmaceutical companies while retaining certain development and commercialization rights in the United States.
2018 Corporate Performance Highlights
We made significant progress on several program and corporate milestones during 2018, including the following:

•
In September 2018, we announced positive top-line proof-of-concept data for etokimab, our investigational anti-IL-33 therapeutic antibody, in a single dose Phase 2a clinical trial in adult patients with severe eosinophilic asthma.

•
We initiated a Phase 2b randomized, double-blinded, placebo-controlled, multi-dose study in 300 adult patients with moderate-to-severe atopic dermatitis, also referred to as the ATLAS trial, to assess different dose levels and dosing frequencies of subcutaneously-administered etokimab.

•	We initiated a randomized, placebo-controlled Phase 2 trial in approximately 100 adult patients with chronic rhinosinusitis with nasal polyps, also referred to as the ECLIPSE trial.

•	We initiated a 10-patient, single arm, open-label Phase 2 trial of ANB019 in generalized pustular psoriasis, or GPP, also known as the GALLOP trial.

•	We initiated a randomized, placebo-controlled 50-patient multi-dose Phase 2 trial in palmoplantar pustulosis, or PPP, also known as the POPLAR trial.

•
We successfully completed an underwritten public offering of 2,530,000 shares of common stock at a price to the public of $94.46, which included the exercise by the underwriters of their option to purchase an additional 330,000 shares of common stock. Net proceeds from the offering were $227.5 million, after deducting underwriting discounts and commissions.

Executive Compensation Highlights
Based on our overall operating environment and these results, our compensation committee took the following key actions with respect to the compensation of our Named Executive Officers for and during 2018:

•
Base Salaries - Increased the annual base salaries of our Named Executive Officers (other than our CEO) by 8.8% - 10.3%, in addition to increasing the annual base salary of our CEO by 17.6%, following each such individual’s annual performance evaluation and to better align executive officer salaries with market competitive salaries.

•
Annual Cash Incentive Program - Approved payment of annual cash bonuses with respect to 2018 performance at 92.5% of the target annual cash bonus opportunity for each of our Named Executive Officers (other than our CEO), and 90% of the target annual cash bonus opportunity for our CEO.

•
Long-Term Incentive Compensation - Granted options to purchase shares of our common stock to each of our Named Executive Officers in amounts ranging from 23,000 shares to 28,000 shares, as well as an option to purchase 63,000 shares of the common stock to our CEO, subject to vesting over a four-year period based on continued service.

•
Compensation Arrangements with Mr. Loumeau - In connection with his appointment as our General Counsel, we entered into an employment agreement with Mr. Loumeau, dated August 6, 2018, which provided for, among other things, an annual base salary of $365,000, an annual cash bonus opportunity of up to 40% of his annual base salary and an option to purchase shares of our common stock, eligible to vest with respect to 25% of the total number of underlying shares on the first anniversary of the grant date and with respect to 1/48th of the total number of underlying shares each month thereafter, subject to Mr. Loumeau’s continued service on each applicable vesting date.

In establishing Mr. Loumeau’s initial compensation arrangements, we took into consideration the requisite experience and skills that a qualified candidate would need to work in a growing business in a dynamic and ever-changing environment, the competitive market for similar positions at other comparable companies based on a review of compensation survey data and the need to integrate Mr. Loumeau into the executive compensation structure that we had developed since our initial public offering of our equity securities, balancing both competitive and internal equity considerations. For a summary of the material terms and conditions of Mr. Loumeau’s employment agreement, see “—Employment Agreements” below.

▪
Amended Employment Agreements - Our compensation committee approved changes to existing employment agreements with our executive officers (including our Named Executive Officers) to amend terms providing for severance and other payments and benefits in the event of certain terminations of employment, including in connection with a change in control transaction. These amendments were designed to promote retention of our executive officers and provide continuity of management in the event of a change in control. For a summary of the material terms and conditions of the amended employment agreements, see “—Potential Payments upon Termination or Change in Control” below.

Executive Compensation Policies and Practices
We endeavor to maintain sound compensation governance standards consistent with our executive compensation policies and practices. Our compensation committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation and related policies and practices:
What We Do

•	Maintain an Independent Compensation Committee. Our compensation committee consists solely of independent directors who establish our compensation practices.

•
Retain an Independent Compensation Advisor. Our compensation committee has engaged its own compensation consultant to provide information, analysis, and other advice on executive compensation independent of management. This consultant performed no other consulting or other services for us in 2018.

•
Annual Executive Compensation Review. Our compensation committee conducts an annual review and approval of our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.

•
Compensation At-Risk. Our executive compensation program is designed so that a significant portion of each of our Named Executive Officer’s compensation is “at-risk” based on corporate performance, as well as equity-based, to align the interests of our executive officers and stockholders.

•
Use a “Pay-for-Performance” Philosophy. The majority of our Named Executive Officers’ compensation is directly linked to corporate performance; we also structure their target total direct compensation opportunities with a strong emphasis on the long-term equity component, thereby making a substantial portion of each Named Executive Officer’s target total direct compensation dependent upon our stock price performance.

•	Succession Planning. On an as-needed basis, we review the risks associated with our key Named Executive Officer positions to ensure adequate succession plans are in place.
What We Do Not Do

•	No Guaranteed Bonuses. We do not provide guaranteed bonuses to our Named Executive Officers.

•
No Executive Retirement Plans. We do not currently offer defined benefit pension plans or any non-qualified deferred compensation plans or arrangements to our Named Executive Officers other than the plans and arrangements that are available to employees generally.

•	No Hedging or Pledging. We prohibit our employees (including our Named Executive Officers) and the non-employee members of our board of directors from hedging or pledging our securities.

•	No Gross-Ups on Executive Perquisites. We do not provide any tax reimbursement payments (including “gross-ups”) to Named Executive Officers on any perquisites or other personal benefits.

•
No Excise Tax Gross-Ups. We do not provide any contractual rights to excise tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon a change in control of the Company.

•	No Special Welfare or Health Benefits. We do not provide our Named Executive Officers with any welfare or health benefit programs, other than participation in our broad-based employee programs.
Stockholder Advisory Vote to Approve Named Executive Officer Compensation (“Say-on-Pay”) and Stockholder Advisory Vote on Frequency of Future Say-on-Pay Votes
We are no longer an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and therefore are subject to enhanced disclosure and governance regulations under the Dodd-Frank Act. Accordingly, we will be holding our first non-binding stockholder advisory vote on the compensation of our Named Executive Officers (a “Say-on-Pay” vote). In addition, we will be holding a non-binding stockholder advisory vote enabling our stockholders to indicate how frequently they believe we should seek a “Say-on-Pay” vote in the future (a “Say-When-on-Pay” vote). We value the opinions of our stockholders and our compensation committee will consider the outcome of future stockholder advisory votes, including the vote which will take place at the Annual Meeting, when we make compensation decisions for the Named Executive Officers. For additional information about the Say-on-Pay vote and the Say-When-on-Pay vote, see “Proposal 3 and Proposal 4,” respectively, above.
Executive Compensation Objectives
The principal objectives of our executive compensation program, policies, and practices are to:

•	offer competitive compensation which enables us to attract and retain high-caliber executives;

•	reward the achievement of our business objectives by directly linking rewards to the achievement of objectives that build long-term stockholder value;

•
recognize both corporate and individual performance by providing opportunities for career advancement and above-median short-term and long-term compensation based on measurable corporate and individual performance; and

•	aligning the interests of our executives with those of our stockholders by incentivizing and rewarding the creation of stockholder value.

Our executive compensation program has reflected, and we expect that it will continue to reflect, our industry and life-cycle stage, including the fact that we are a biotechnology company whose product candidates are in pre-clinical and clinical development and remain subject to regulatory approval. As a result, our revenues have been and will continue to be limited, and we expect to continue to incur net losses for at least the next several years. In an effort to preserve cash resources, our historical compensation programs have focused on long-term incentive compensation in the form of equity awards relative to cash compensation. This approach seeks to place a substantial portion of executive compensation at risk by rewarding our Named Executive Officers, in a manner comparable to our stockholders, for achieving our business and financial objectives.
In addition to long-term incentive compensation, we have also implemented an annual cash bonus plan for our Named Executive Officers. Payments under this cash bonus plan are based on our level of achievement of pre-established corporate performance goals. All of the performance goals of our Named Executive Officers are tied to corporate objectives to reflect the fact that they make the key strategic decisions influencing our Company as a whole.
When considering the total variable pay-mix for our executive officers, we seek to design and implement a competitive executive compensation program that combines both cash and incentive elements based on annual performance objectives and long-term equity elements that will be flexible and complementary to meet our compensation objectives. Our compensation committee has not adopted any formal policies or guidelines for allocating compensation between current and long-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.
Compensation-Setting Process
Role of Compensation Committee
Our compensation committee has overall responsibility for overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies and practices applicable to our CEO and other Named Executive Officers.
In carrying out its responsibilities, our compensation committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops strategies and makes decisions that it believes further our philosophy or align with developments in best compensation practices, and reviews the performance of our Named Executive Officers when making decisions with respect to their compensation.
Our compensation committee’s authority, duties, and responsibilities are further described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available on our company website. Our compensation committee also retains a compensation consultant (as described below) to provide support in its review and assessment of our executive compensation program.

Setting Target Total Direct Compensation
Our compensation committee reviews the base salary levels, annual cash bonus opportunities, and long-term incentive compensation opportunities of our Named Executive Officers and all related performance criteria at the beginning of each year, or more frequently as it deems appropriate. Adjustments are generally effective at the beginning of the fiscal year.
Our compensation committee does not establish a specific target or benchmark relative to peer data for formulating the target total direct compensation opportunities of our Named Executive Officers. Rather, in making decisions about the compensation of our Named Executive Officers, the members of our compensation committee take a holistic approach that considers a number of factors, including:

•	our performance against the financial, operational, and strategic objectives established by our compensation committee and our board of directors;

•	each individual executive’s knowledge, skills, experience, qualifications, and tenure relative to other similarly-situated executives at the companies in our compensation peer group;

•	the scope of each executive’s role and responsibilities compared to other similarly-situated executives at the companies in our compensation peer group;

•
the prior performance of each individual executive, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values;

•	the potential of each individual executive to contribute to our long-term financial, operational, and strategic objectives;

•	our CEO’s compensation relative to that of our executives, and compensation parity among our executives;

•	our operational performance relative to our compensation and performance peers;

•
the compensation practices of our compensation peer group and the positioning of each executive’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data; and

•	the recommendations of our CEO with respect to the compensation of our other executives.
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each Named Executive Officer.
The members of our compensation committee consider all of this information, without placing any particular weighting on any single factor, in light of their individual experience, knowledge of the Company, knowledge of the competitive market, knowledge of each Named Executive Officer, and business judgment in making their decisions.
Our compensation committee also considers the potential risks in our business when designing and administering our executive compensation program, and we believe our balanced approach to performance measurement and pay delivery works to avoid misaligned incentives for individuals to undertake excessive or inappropriate risk.
In making its determinations, our compensation committee reviews information summarizing the compensation paid at a representative group of peer companies, to the extent that the executive positions at these companies are considered comparable to our positions and informative of the competitive environment and more broad-based compensation surveys to gain a general understanding of market compensation levels.
Role of Management
In discharging its responsibilities, our compensation committee considers input from our management team, including our CEO. Our management team assists our compensation committee by providing information based their direct knowledge of corporate and individual performance, competitive market data reports, and input on compensation policies and programs or talent needs that might require increased attention by our compensation committee. Our compensation committee solicits and reviews our CEO’s proposals with respect to program structures, as well as his recommendations for adjustments to annual cash compensation, long-term incentive compensation opportunities and other compensation-related matters for our Named Executive Officers (except with respect to his own compensation) based on his evaluation of their performance for the prior year.
At the beginning of each year, our CEO reviews the performance of our other Named Executive Officers based on such individual’s level of success in accomplishing the business objectives established for him or her for the prior year and his or her overall performance during that year, and then shares these evaluations with, and makes recommendations to, our compensation committee for each element of compensation as described above. The annual business objectives for each of such Named Executive Officers are developed through mutual discussion and agreement between our CEO and the Named Executive Officers and are reviewed with our compensation committee.
Our compensation committee reviews and discusses with our CEO his proposals and recommendations and considers them as one factor in determining and approving the compensation of our other Named Executive Officers. Our CEO also attends meetings of our board of directors and compensation committee at which executive compensation matters are addressed, except with respect to discussions involving his own compensation.
Role of Compensation Consultant
Our compensation committee engages an external compensation consultant to assist it by providing information, analysis, and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review. The compensation consultant reports directly to our compensation committee and its chair, and serves at the discretion of our compensation committee, which reviews the engagement annually.
For 2018, our compensation committee retained Compensia to serve as its compensation advisor to advise on executive compensation matters, including competitive market pay practices for our executive officers, and with the data analysis and selection of the compensation peer group.
During 2018, Compensia attended the meetings of our compensation committee (both with and without management present) as requested and provided the following services:

•	consulting with our compensation committee chair and other members between compensation committee meetings;

•
providing competitive market data based on the compensation peer group for our executive positions and evaluating how the compensation we pay our executives compares both to our performance and to how the companies in our compensation peer group compensate their executives;

•	review and analysis of the base salary levels, annual incentive bonus opportunities, and long-term incentive compensation opportunities of our executives;

•	assessment of executive compensation trends within our industry, and updating on corporate governance and regulatory issues and developments; and

•	support on other ad hoc matters throughout the year.
The terms of Compensia’s engagement includes reporting directly to our compensation committee chair. Compensia also coordinated with our management for data collection and job matching for our Named Executive Officers. In 2018, Compensia did not provide any other services to us other than the consulting services to our compensation committee.
Our compensation committee regularly reviews the objectivity and independence of the advice provided by its compensation consultant on executive compensation matters. Based on the six factors for assessing independence and identifying potential conflicts of interest that are set forth in Exchange Act Rule 10C-1(b)(4), Rule 5605(d)(3)(D) of the NASDAQ Marketplace Rules, and such other factors as were deemed relevant under the circumstances, our compensation committee determined that its relationship with Compensia and the work of Compensia on behalf of our compensation committee did not raise any conflict of interest.
Competitive Positioning
For purposes of assessing our executive compensation against the competitive market, our compensation committee reviews and considers the compensation levels and practices of a select group of peer companies. The competitive data drawn from this compensation peer group is only one of several factors that our compensation committee considers, however, in making its decisions with respect to the compensation of our Named Executive Officers.
The companies in the compensation peer group for 2018 were approved in October 2017, as determined using the following criteria: (i) biotechnology and pharmaceutical companies with therapeutic similarity in inflammation, immune-oncology and other antibody-based therapies; (ii) with lead drugs in phase I, II or III; (iii) 50 - 150 employees; and (iv) a market capitalization of 0.5x to 2.0x our market capitalization of approximately $1.4 billion. Our compensation peer group for 2018 was as follows:

Acceleron Pharma	Epizyme	MacroGenics
Aimmune Therapeutics	Esperion Therapeutics	MyoKardia
Audentes Therapeutics	Five Prime Therapeutics	REGENXBIO
Biohaven Pharmaceutica	Global Blood Therapeutics	Sage Therapeutics
Blueprint Medicines	Ignyta	Sangamo Therapeutics
Cytokinetics	Immunomedics	Xencor
The compensation practices of the compensation peer group were the primary guide used by our compensation committee in 2018 to compare the competitiveness of each compensation element and overall compensation levels (base salary, target annual cash bonus opportunities, and long-term incentive compensation) for purposes of decisions relating to 2018 compensation.
Our compensation committee reviews our compensation peer group each year (unless there have been significant changes to either our business model or market capitalization) and makes adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group.
Compensation Elements
In 2018, the principal elements of our executive compensation program, and the objective for each element, were as follows:

Element	Type	Objective
Base Salary	Fixed	Provide a secure, fixed compensation amount that reflects executive’s scope of responsibility, skill-level and performance and is competitive with the market.
Annual Cash Bonus Awards	Variable	Designed to motivate our executives to achieve annual business objectives and provide financial incentives when we meet or exceed these annual objectives.
Long-Term Incentive Compensation	Variable	Designed to align the interests of our executives with those of our stockholders by motivating them to create sustainable long-term stockholder value.
Base Salary
Base salary represents the fixed portion of the compensation of our Named Executive Officers and is an important element of compensation intended to attract and retain highly-talented individuals by providing an amount of fixed pay that compensates executives for their scope of responsibility, skill-level and performance.
Generally, we establish the initial base salaries of our Named Executive Officers through arm’s-length negotiation at the time we hire the individual, taking into account his or her position, qualifications, experience, prior salary level, and the base salaries of our other Named Executive Officers. Thereafter, our compensation committee reviews the base salaries of our Named Executive Officers each year as part of its annual compensation review and makes adjustments as it determines to be reasonable and necessary to reflect the scope of a Named Executive Officer’s performance, individual contributions and responsibilities, position in the case of a promotion, and market conditions.
In January 2018, our compensation committee reviewed the base salaries of our executive officers (including our Named Executive Officers), taking into consideration a competitive market analysis and the other factors described in “—Compensation-Setting Process - Setting Target Total Direct Compensation” above. Following this review, our compensation committee approved base salary increases for each of our Named Executive Officers (other than Mr. Loumeau), effective January 1, 2018, to bring their base salaries to levels that were comparable to those of similarly-situated executives at the companies in our compensation peer group. The base salaries of our Named Executive Officers for 2018 were as follows:

Name	2017 Base Salary ($)	2018 Base Salary ($)	Percentage Increase
Hamza Suria	465,000	547,000	17.6%
Marco Londei, M.D.	395,250	436,000	10.3%
Dominic Piscitelli	365,000	397,000	8.8%
Eric Loumeau(1)	n/a	365,000	n/a

(1)	In connection with his appointment as our General Counsel in August 2018, our compensation committee approved the initial annual base salary for Mr. Loumeau, effective August 6, 2018.
The base salaries paid to our Named Executive Officers during 2018 are set forth in the “—2018 Summary Compensation Table” below.
Annual Cash Bonuses
We use an annual cash bonus plan to motivate our employees, including our Named Executive Officers, to achieve our key annual business objectives. In January 2018, our compensation committee adopted an annual cash bonus plan for 2018 (the “2018 Cash Bonus Plan”) to provide financial incentives related to the achievement of principal goals set forth in our 2018 annual operating plan. The 2018 Cash Bonus Plan provided for bonus payments to be funded based on our level of achievement with respect to both corporate performance goals and individual performance goals (as described below).
For purposes of the 2018 Cash Bonus Plan, cash bonus payments were based upon a specific percentage of each participant’s base salary. In January 2018, our compensation committee reviewed the target annual cash bonus opportunities of our Named Executive Officers (other than Mr. Loumeau), taking into consideration the factors described in “Compensation-Setting Process - Setting Target Total Direct Compensation” above and approved increases in the target annual cash bonus opportunities for each of the Named Executive Officers to the percentages reflected in the table below.

The table below shows the 2018 target annual cash bonus opportunities for our Named Executive Officers, expressed as a percentage of base salary:

Name	2018 Target Bonus
Hamza Suria	55%
Marco Londei, M.D.	40%
Dominic Piscitelli	40%
Eric Loumeau(1)	40%

(1)
In connection with his appointment as our General Counsel in August 2018, our compensation committee approved a target annual cash bonus opportunity for Mr. Loumeau equal to 40% of his annual base salary.

Corporate Performance Goals
Participants in the 2018 Cash Bonus Plan were eligible to receive a bonus payment based upon the attainment of one or more corporate performance goals that were selected and approved by our compensation committee and which related to financial and operational metrics that were important to us. The corporate performance component of the 2018 Cash Bonus Plan was to be funded based on our actual results for the year as evaluated against these performance goals and account for 100% of the CEO’s total bonus opportunity and 75% of the total bonus opportunity for our other Named Executive Officers.
In January 2018, our compensation committee approved corporate performance goals in each of the following categories for purposes of the 2018 Cash Bonus Plan:

(i)
Anti-IL-33 (Etokimab) Program - the successful advancement of our clinical development program, including announcing top-line Phase 2a data in peanut allergy, announcing top-line Phase 2 data in eosinophilic asthma, initiating a clinical trial in one new indication, achieving goals relating to progress of our atopic dermatitis Phase 2b trial, and engaging with the FDA regarding the etokimab program (weighted 40%);

(ii)
Anti-IL-36R (ANB019) Program - the successful advancement of our clinical development program, including making progress in our Phase 2 trial in GPP, initiating a Phase 2 trial in PPP, and engaging with the FDA regarding the ANB019 program (weighted 35%);

(iii)	Discovery - the expansion of our product pipeline (weighted 5%);

(iv)	Finance - managing our operating expenses within the approved budget and achieving other financial operating priorities (weighted 5%);

(v)	Corporate Development - engaging effectively on our corporate development and commercial planning activities (weighted 5%); and

(vi)
Organizational Talent - expansion of organizational talent through recruitment and leadership development to support future growth and enhancement of company culture consistent with vision and mission (weighted 10%).

Each corporate performance goal was evaluated and selected according to our compensation committee’s assessment of its relative importance to the execution of our annual business plan. Our primary focus was on our development and discovery programs, as they are key drivers of our business, and accordingly accounted for 80% of the total bonus opportunity. We allocated the remainder of the bonus opportunity to managing operations such as finance, corporate development and recruitment, which are also necessary for the execution of our business plan.
For purposes of the 2018 Cash Bonus Plan, our compensation committee reserved the discretion to consider the level of achievement of a particular performance goal, or other corporate achievements during 2018 when determining the actual funding level for this component of the plan. This discretion enables our executive officers to focus on the pre-established corporate goals, while also providing flexibility for our executive officers to be nimble in responding to new developments and setbacks, which is necessary for the execution of our business plan.
Individual Performance Goals
In addition, at the beginning of each year, our CEO, in consultation with each of the other Named Executive Officers, establishes individual performance goals for each of our other Named Executive Officers. The individual performance goals are generally designed to align the goals of our Named Executive Officers and his or her department with the corporate goals. Our compensation committee weights annual cash bonuses for each of our Named Executive Officers between the achievement of corporate and individual goals. This weighting is the same for each of our Named Executive Officers who are at the same level. Our CEO does not have individual goals and his annual cash bonus is based 100% on achievement of our corporate goals in recognition of his overall responsibility for our corporate performance. Individual goals for our other Named Executive Officers are weighted as 25% of the total bonus opportunity.
2018 Annual Cash Bonus Decisions
In January 2019, our compensation committee reviewed our performance with respect to each of the corporate performance goals and determined the extent to which each goal had been achieved during the year. Our compensation committee determined that we met or exceeded our goals with respect to our etokimab program, our discovery effort, our financial operating expenses and corporate financing needs, our organizational talent build, and corporate development. Our compensation committee also determined that we partially achieved our goals with respect to our ANB019 program. Based on the significant advances we made on our 2018 goals (including the overachievement on some goals balanced against the underachievement on others), as well as other important achievements throughout the course of 2018, including our successful underwritten public offering of common stock where we received net proceeds of $227.5 million, where each of these accomplishments helped the Company to make progress in 2019 and we believe positioned the Company for continued execution in subsequent years, and led our compensation committee to determine that we had achieved the corporate performance goals at a 90% achievement level.
Our compensation committee then reviewed the individual performance of each of our Named Executive Officers based on an evaluation conducted by our CEO of their performance against their individual performance goals. Based on the recommendations of our CEO (except with respect to his own performance), our compensation committee then assigned each Named Executive Officers, an individual performance achievement percentage.
Based on these determinations, our compensation committee determined that our CEO receive an annual cash bonus payment equal to 90% of his target annual cash bonus opportunity. In addition, our compensation committee determined to make annual cash bonus payments to our other Named Executive Officers in amounts equal to 92.5% of their target annual cash bonus opportunities.
The following table sets forth the target annual cash bonus opportunities, the relative weighting of corporate and individual performance, the actual achievement level for corporate and individual performance, and the actual cash bonus payments made to our Named Executive Officers for 2018:

Name	Corporate Performance	Individual Performance	Weighted Achievement	Actual 2018 Bonus Earned ($)
Hamza Suria	90%	—%	90%	270,765
Marco Londei, M.D.	90%	100%	92.5%	161,320
Dominic Piscitelli	90%	100%	92.5%	146,890
Eric Loumeau	90%	100%	92.5%	54,763(1)

(1)	Mr. Loumeau’s annual cash bonus payment was pro-rated for his partial year of employment.
The annual cash bonus payments made to our Named Executive Officers for 2018 are set forth in the “2018 Summary Compensation Table” below.
Long-Term Incentive Compensation
We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. We use equity awards to incentivize and reward our Named Executive Officers for long-term corporate performance based on the value of our common stock and, thereby, to align the interests of our Named Executive Officers with those of our stockholders. Typically, these equity awards are granted in the form of options to purchase shares of our common stock. We believe that stock options, which are granted with exercise prices equal to the fair market value of our common stock on the date of grant and vest over a four-year period, provide an appropriate long-term incentive for our Named Executive Officers, since the stock options reward them only to the extent that our stock price increases.
Typically, we have granted options to purchase shares of our common stock to our Named Executive Officers as part of our compensation committee’s annual review of executive compensation. To date, our compensation committee has not applied a rigid formula in determining the size of these equity awards. Instead, our compensation committee determines the amount of the equity award for each Named Executive Officer after taking into consideration a compensation analysis performed by its compensation consultant, the equity award recommendations of our CEO (except with respect to his own award), the amount of equity compensation held by the Named Executive Officer (including the current economic value of his or her unvested equity and the ability of these unvested holdings to satisfy our retention objectives), and the factors described in “Compensation Setting Process - Setting Target Total Direct Compensation” above.
In January 2018, after considering an equity analysis prepared by its compensation consultant, as well as the factors described in “—Compensation Setting Process - Setting Target Total Direct Compensation” above, our compensation committee determined to grant options to purchase shares of our common stock to our Named Executive Officers in amounts that it considered to be consistent with our compensation philosophy and its desired market positioning and which also recognized the performance of each of our Named Executive Officers. The stock options granted to our Named Executive Officers were as follows:

Name	Number of Shares Underlying Stock Options(1) (#)	Grant Date Fair Value ($)
Hamza Suria	63,000	4,303,927
Dominic Piscitelli	23,000	1,571,275
Marco Londei, M.D.	28,000	1,912,856
Eric Loumeau(2)	40,000	1,961,388

(1)
The options to purchase shares of our common stock vest and become exercisable over a four-year period, with 25% of the shares of our common stock subject to the options vesting on January 26, 2019 and 1/48th of the shares of our common stock subject to the options vesting in equal monthly installments thereafter, contingent upon the Named Executive Officer remaining continuously employed by us through each applicable vesting date.

(2)
In connection with his appointment as our General Counsel in August 2018, our compensation committee granted Mr. Loumeau an option to purchase 40,000 shares of our common stock with an exercise price equal to the fair market value of our common stock on the date of grant. This option vests (and becomes exercisable) over a four-year period, with 25% of the shares of our common stock subject to the option vesting on the first anniversary of the date of grant and 1/48th of the shares of our common stock subject to the option vesting in equal monthly installments thereafter, contingent upon Mr. Loumeau remaining continuously employed by us through each applicable vesting date.

The equity awards granted to our Named Executive Officers during 2018 are set forth in the “—2018 Summary Compensation Table” and the “—2018 Grants of Plan-Based Awards Table” below.
Welfare and Health Benefits
Our Named Executive Officers participate in our company-sponsored benefit programs on generally the same basis as other salaried employees, including with respect to our 401(k) plan and health and welfare benefits.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our Named Executive Officers, except as generally made available to our employees, or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment and retention purposes. During 2018, none of our Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual.
In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by our compensation committee.

Employment Agreements
We have entered into written employment agreements with our CEO and each of our other Named Executive Officers. Each of these arrangements was approved on our behalf by our board of directors at the recommendation of our compensation committee. Each of our employment agreements provides for “at-will” employment (meaning that either we or the Named Executive Officer may terminate the employment relationship at any time without cause) and sets forth the initial compensation arrangements for the Named Executive Officer, including an initial base salary, eligibility for a discretionary bonus in an amount up to a specified percentage of the Named Executive Officer’s base salary, participation in our employee benefit programs, eligibility for future equity awards pursuant to our equity incentive plans, and, in some cases, reimbursement or payment of relocation expenses. These employment agreements also contain standard confidential information and invention assignment terms. In addition, these employment agreements include certain post-employment arrangements that are discussed below under “Severance and Change in Control Arrangements.”
Severance and Change in Control Arrangements
We believe that reasonable and competitive post-employment compensation arrangements are essential to attracting and retaining highly-qualified executives. We further believe that when recruiting executive talent these arrangements are necessary to offer compensation packages that are competitive.
The employment agreements of our Named Executive Officers contain certain protections in the event of certain qualifying terminations of employment, including a qualifying termination of employment in connection with a change in control of the Company. These arrangements are designed to provide reasonable compensation to our Named Executive Officers if their employment is terminated under certain circumstances to facilitate their transition to new employment. We also believe that these arrangements help maintain our Named Executive Officers’ continued focus and dedication to their assigned duties to maximize stockholder value if there is a potential transaction that could involve a change in control of the Company. None of our Named Executive Officers is entitled to any tax gross-ups to cover excise taxes under Section 4999 in connection with a change in control of the Company.
In January 2018, our compensation committee reviewed the post-employment compensation arrangements of our Named Executive Officers, including as compared to those of the companies in the compensation peer group, and approved certain amendments to the employment agreements of our Named Executive Officers to:

•	increase the payments and benefits to be received by our Named Executive Officers in the event of a qualifying termination of employment in connection with a change in control of the Company; and

•	revise the definition of a “good reason” resignation by an executive officer as a qualifying termination of employment.
We believe these arrangements align the interests of our Named Executive Officers and our stockholders when considering the long-term future. The primary purpose of these arrangements in the case of a change in control of the Company is to keep our most senior executives focused on pursuing all corporate transaction activity in the best interests of our stockholders regardless of whether those transactions may result in their own job loss. Reasonable post-acquisition payments and benefits should serve the interests of both the executive and our stockholders.
In determining payment and benefit levels under the various circumstances triggering post-employment compensation provisions under the employment agreements of our Named Executive Officers, our compensation committee has drawn a distinction between (i) voluntary terminations of employment without good reason or terminations of employment for cause and (ii) terminations of employment without cause or voluntary terminations of employment for good reason. Payment in the latter circumstances has been deemed appropriate in light of the benefits described in the prior paragraph, as well as the likelihood that the Named Executive Officer’s departure is due, at least in part, to circumstances not within his or her control. In contrast, we believe that payments are not appropriate in the event of a termination of employment for cause or a voluntary resignation without good reason because such events often reflect either performance challenges or an affirmative decision by the executive to end his or her relationship without fault by the Company.
All payments and benefits in the event of a change in control of the Company are payable only if there is a subsequent loss of employment by a Named Executive Officer (a so-called “double-trigger” arrangement). In the case of the acceleration of vesting of outstanding equity awards, we use this double-trigger arrangement to protect against the loss of retention value following a change in control of the Company and to avoid potential windfalls, both of which could occur if vesting of either equity or cash-based awards accelerated automatically as a result of the transaction.

For a summary of the material terms and conditions of the post-employment compensation arrangements we maintained with our Named Executive Officers during 2018, as well as an estimate of the potential payments and benefits that they would have been eligible to receive if a hypothetical change in control or other trigger event had occurred on December 31, 2018, see “—Potential Payments Upon Termination or Change in Control” below.
Other Compensation Policies
Equity Award Grant Policy
Our general policy is to grant stock options on regular, fixed dates determined in advance. Grants of equity awards in connection with the hiring of new employees or the promotion of existing employees may be made by our Equity Award Committee, consisting of our CEO and Chief Financial Officer. However, all equity grants to executive officers must be made by our compensation committee and grants to non-employee members of our board of directors may only be made by the full board of directors. The exercise price of all stock options rights must be equal to or greater than the closing price of our common stock as reported on the Nasdaq Global Select Market on the date of grant.
Hedging and Pledging Prohibitions
Under our Insider Trading Policy, our employees, executive officers, and members of our board of directors are prohibited from engaging in certain speculative transactions including, among other things: (i) acquiring, selling, or trading in any interest or position relating to the future price of our securities, such as a put option, a call option, or a short sale (including a short sale “against the box”); (ii) engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts; or (iii) purchasing our securities on margin, borrowing against any account in which our securities are held, or pledging our securities as collateral for a loan.
Tax and Accounting Considerations
We take the applicable tax and accounting requirements into consideration in designing and operating our executive compensation program.
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows the deductibility by any publicly held corporation of individual compensation expenses in excess of $1 million paid to certain executive officers within a taxable year. Recent changes to Section 162(m) in connection with the passage of the Tax Cuts and Jobs Act repealed exceptions to the deductibility limit that were previously available for “qualified performance-based compensation,” including stock option grants, effective for taxable years after December 31, 2017. As a result, all cash and equity compensation paid to certain of our executive officers in excess of $1 million will be non-deductible unless it qualifies for transition relief afforded to certain binding arrangements in effect on November 2, 2017 or special rules applicable to newly public companies. Because of uncertainties in the interpretation and implementation of the changes to Section 162(m) in the Tax Cuts and Jobs Act, including the scope of the transition relief, we can offer no assurance of such deductibility. Our compensation committee seeks to balance the cost and benefit of tax deductibility with our executive compensation goals designed to promote long-term stockholder interests, and continues to reserve discretion to approve new compensation or modify existing compensation arrangements that result in a loss of deductibility when it believes that such payments are appropriate to attract and retain executive talent.
Accounting for Stock-Based Compensation
Our compensation committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires us to record a compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.

Compensation Risk Assessment
Our compensation committee, with the support of management and its compensation consultant have reviewed the compensation policies and practices for all employees as they relate to risk management and, based upon these reviews, believes that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on us. Our compensation committee monitors our compensation programs on an annual basis and expects to make modifications as necessary to address any changes in our business or risk profile.
EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table presents summary information regarding the total compensation that was awarded to, earned by or paid to our Named Executive Officers for services rendered during the years ended December 31, 2018, 2017 and 2016.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Option Award(2) ($)	Non-Equity Incentive Plan ($)	All Other Compensation ($)	Total ($)
Hamza Suria, M.B.A.	2018	547,000	—	4,303,927	270,765	540(3)	5,122,232
President, Chief Executive Officer and Director	2017	465,000	—	3,341,588	209,250	600(3)	4,016,438
	2016	425,000	153,000	—	—	600(3)	578,600
Dominic Piscitelli, M.B.A., C.P.A.	2018	397,000	—	1,571,275	146,890	540(4)	2,115,705
Chief Financial Officer	2017(5)	356,811	100,000(6)	2,290,041	111,143	13,253(7)	2,871,248
Marco Londei, M.D.	2018	436,000	—	1,912,856	161,320	3,564(8)	2,513,740
Chief Medical Officer	2017	395,250	—	1,633,665	117,982	3,960(8)	2,150,857
	2016	380,000	92,340	—	—	11,944(9)	484,284
Eric Loumeau, J.D.	2018(10)	148,106	—	1,961,388	54,763	774(11)	2,165,031
General Counsel

(1)	The amounts reported in this column represent bonuses awarded at the discretion of our board of directors.

(2)
The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the Named Executive Officers during the years ended December 31, 2018, 2017, and 2016 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our Named Executive Officers from the options.

(3)	Reflects group term life insurance premiums paid by us on behalf of Mr. Suria.

(4)	Reflects group term life insurance premiums paid by us on behalf of Mr. Piscitelli.

(5)	Reflects Mr. Piscitelli’s salary and bonus from the commencement of his employment on January 11, 2017 through December 31, 2017.

(6)	Reflects a sign-on bonus of $100,000 paid to Mr. Piscitelli upon joining the company.

(7)	Reflects reimbursements paid to, or on behalf of Mr. Piscitelli during the year ended December 31, 2017 consisting of $12,703 for moving expenses and $550 for group term life insurance premiums paid.

(8)	Reflects group term life insurance premiums paid by us on behalf of Dr. Londei.

(9)
Reflects reimbursements paid to, or on behalf of Dr. Londei during the year ended December 31, 2016, consisting of $7,984 for moving expenses and $3,960 for group term life insurance premiums paid by us on behalf of Dr. Londei.

(10)	Reflects Mr. Loumeau’s salary and bonus from the commencement of his employment on August 6, 2018 through December 31, 2018.

(11)	Reflects group term life insurance premiums paid by us on behalf of Mr. Loumeau.

Grant of Plan-Based Awards
The following table provides information with regard to potential cash bonuses paid or payable in 2018 under our performance-based, non-equity incentive plan, and with regard to each equity award granted to each named executive officer during fiscal 2018.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)
Hamza Suria, M.B.A.	1/26/2018	N/A	300,850	N/A	63,000	106.84	4,303,927
Dominic Piscitelli, M.B.A., C.P.A.	1/26/2018	N/A	158,800	N/A	23,000	106.84	1,571,275
Marco Londei, M.D.	1/26/2018	N/A	174,400	N/A	28,000	106.84	1,912,856
Eric Loumeau, J.D.	8/6/2018	N/A	146,000	N/A	40,000	78.18	1,961,388

(1)
These amounts consist of the cash award levels set in 2018 under the company’s executive incentive cash bonus plan. The amount actually earned by each named executive officer is included in the Non-Equity Incentive Plan Compensation column in the 2018 Summary Compensation Table. For more information about the 2018 executive bonus plan compensation for our named executive officers, see “Executive Compensation - Annual Cash Bonuses” under the Compensation Discussion and Analysis section above.

(2)
The awards of options were granted under our 2017 Equity Incentive Plan. The options vest as to one-fourth of the shares subject to the options on the first anniversary of the date of grant, with the remainder vesting monthly thereafter over the following three years. The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted during the year ended December 31, 2018 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our Named Executive Officers from the options.

Outstanding Equity Awards at Fiscal Year-End Table
The following table presents, for each of the Named Executive Officers, information regarding outstanding stock options held as of December 31, 2018.

Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Hamza Suria, M.B.A.(2)	Dec. 9, 2011	80,361		1.12	Dec. 8, 2021
	Feb. 1, 2012	55,993		1.12	Jan. 31, 2022
	Feb. 1, 2012	73,291		1.12	Jan. 31, 2022
	Dec. 17, 2012	19,425		0.91	Dec. 16, 2022
	Sep. 16, 2014	51,840		0.70	Sep. 16, 2024
	Aug. 14, 2015	221,605	44,323	6.93	Aug. 14, 2025
	Feb. 24, 2017	103,125	121,875	24.60	Feb. 24, 2027
	Jan. 26, 2018		63,000	106.84	Jan 26, 2028
Dominic Piscitelli, M.B.A., C.P.A. (3)	Jan. 9, 2017	44,566	88,675	11.34	Jan. 9, 2027
	Feb. 24, 2017	34,375	40,625	24.60	Feb. 24, 2027
	Jan. 26, 2018		23,000	106.84	Jan 26, 2028
Marco Londei, M.D.(4)	Oct. 28, 2014	10,060		0.70	Oct. 28, 2024
	Aug. 14, 2015	54,852	15,371	6.93	Aug. 14, 2025
	Feb. 24, 2017	50,417	59,583	24.60	Feb. 24, 2027
	Jan. 26, 2018		28,000	106.84	Jan 26, 2028
Eric Loumeau, J.D. (5)	Aug. 6, 2018		40,000	78.18	Aug. 5, 2028

(1)
All stock-option awards granted prior to our IPO were granted under our Amended and Restated 2006 Equity Incentive Plan, and all stock-option awards granted subsequent to our IPO were granted under our 2017 Equity Incentive Plan. Except where otherwise noted, the underlying shares of each option vest over four years, with 1/4 of the underlying shares vesting on the first calendar anniversary of the grant date and, thereafter, 1/48 of the underlying shares vest on the same day of each succeeding calendar month, subject to the optionee’s employment through each applicable vesting date, such that 100% of the underlying shares will have vested on the fourth calendar anniversary of the grant date. See “—2006 Equity Incentive Plan” and “—2017 Equity Incentive Plan” below for descriptions of the plans.

(2)
The options vested as to their underlying shares as follows: (i) the shares underlying the options granted on December 9, 2011, February 1, 2012, December 17, 2012 and September 16, 2014, have fully vested; (ii) of the 265,928 shares underlying the option granted on August 14, 2015, 1/4 vested on August 14, 2016, and 1/48 vest on the fourteenth day of each succeeding calendar month, starting September 14, 2016; (iii) of the 225,000 shares underlying the option granted on February 24, 2017, 1/4 vested on February 24, 2018, and 1/48 vest on the twenty-fourth day of each succeeding calendar month, starting March 24, 2018; and (iv) of the 63,000 shares underlying the option granted on January 26, 2018, 1/4 vested on January 26, 2019, and 1/48 vest on the twenty-sixth day of each succeeding calendar month, starting February 26, 2019. If we experience a change of control and Mr. Suria is terminated without “cause” or resigns for “good reason” (each as defined in the employment agreement) upon the occurrence of, or within 13 months following, such change of control, and provided that Mr. Suria delivers a signed settlement and general release in favor of us and satisfies all conditions to make such release effective, then each of Mr. Suria’s currently outstanding stock options will vest in full.

(3)
The options vest as to their underlying shares as follows: (i) of the 170,241 shares underlying the option granted on January 9, 2017, 1/4 of the shares vested on January 9, 2018, and thereafter, 1/48 vest on the ninth day of each succeeding calendar month, starting February 9, 2018; (ii) of the 75,000 shares underlying the option granted on February 24, 2017, 1/4 vested on February 24, 2018, and 1/48 vest on the twenty-fourth day of each succeeding calendar month, starting March 24, 2018; and (iii) of the 23,000 shares underlying the option granted on January 26, 2018, 1/4 vested on January 26, 2019, and 1/48 vest on the twenty-sixth day of each succeeding calendar month, starting February 26, 2019. If we experience a change in control and Mr. Piscitelli is terminated without “cause” or resigns for “good reason” (each as defined in the Piscitelli Employment Agreement) upon the occurrence of, or within 13 months following, such change of control, and provided that Mr. Piscitelli delivers a signed settlement and general release in favor of us and satisfies all conditions to make such release effective, then each of Mr. Piscitelli’s currently outstanding stock options will vest in full.

(4)
The options vest as to their underlying shares as follows: (i) the shares underlying the options granted on October 28, 2014 have fully vested; (ii) of the 92,223 shares underlying the option granted on August 14, 2015, 1/4 vested on August 14, 2016, and 1/48 vest on the fourteenth day of each succeeding calendar month, starting September 14, 2016; (iii) of the 110,000 shares underlying the option granted on February 24, 2017, 1/4 vested on February 24, 2018, and 1/48 vest on the twenty-fourth day of each succeeding calendar month, starting March 24, 2018; and (iv) of the 28,000 shares underlying the option granted on January 26, 2018, 1/4 vested on January 26, 2019, and 1/48 vest on the twenty-sixth day of each succeeding calendar month, starting February 26, 2019. If we experience a change in control and Dr. Londei is terminated without “cause” or resigns for “good reason” (each as defined in the Londei Employment Agreement) upon the occurrence of, or within 13 months following, such change of control, and provided that Dr. Londei delivers a signed settlement and general release in favor of us and satisfies all conditions to make such release effective, then each of Dr. Londei’s currently outstanding stock options will vest in full.

(5)
The options vest as to their underlying shares as follows: of the 40,000 shares underlying the option granted on August 6, 2018, 1/4 vest on August 6, 2019, and 1/48 vest on the sixth day of each succeeding calendar month, starting September 6, 2019. If we experience a change in control and Mr. Loumeau is terminated without “cause” or resigns for “good reason” (each as defined in the Loumeau Employment Agreement) upon the occurrence of, or within 13 months following, such change of control, and provided that Mr. Loumeau delivers a signed settlement and general release in favor of us and satisfies all conditions to make such release effective, then each of Mr. Loumeau’s currently outstanding stock options will vest in full.

2018 Option Exercises
The following table shows stock options exercised by our named executive officers during the fiscal year ended December 31, 2018:

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Hamza Suria, M.B.A.	132,379	9,131,107
Dominic Piscitelli, M.B.A., C.P.A.	37,000	2,253,670
Marco Londei, M.D.	172,905	14,245,004

(1)	The value realized on exercise is calculated as the difference between the fair market value of our common stock on the date of exercise and the applicable exercise price of those options.
Employment Agreements
The terms and conditions of employment of each of Mr. Suria, Mr. Piscitelli, Dr. Londei and Mr. Loumeau are set forth in written employment agreements. Each of these arrangements was approved by our board of directors. We believed these employment agreements were necessary to induce these individuals to forego other employment opportunities or leave their current employer for the uncertainty of a demanding position in a new and unfamiliar organization.
Mr. Suria’s Employment Agreement
Pursuant to an employment agreement effective as of January 26, 2018, or the Suria Employment Agreement, Mr. Suria serves as our President and Chief Executive Officer. The Suria Employment Agreement sets forth the principal terms and conditions of his employment, including his current annual base salary of $567,000 and an annual target cash bonus opportunity of up to 55% of his base salary, subject to pro rata adjustment for any partial years worked, which bonus is earned based on our achievement of specified performance goals established by our board of directors, the achievement of which is evaluated by our board of directors. Mr. Suria’s employment is at will and may be terminated at any time, with or without cause. However, pursuant to the terms of the Suria Employment Agreement, Mr. Suria will be entitled to severance benefits upon a qualifying termination of employment as described in “—Potential Payments upon Termination or Change in Control” below.
Mr. Piscitelli’s Employment Agreement
Pursuant to an employment agreement effective as of January 26, 2018, or the Piscitelli Employment Agreement, Mr. Piscitelli serves as our Chief Financial Officer. The Piscitelli Employment Agreement sets forth the principal terms and conditions of his employment, including his current annual base salary of $413,000 and an annual target cash bonus opportunity of 40% of his base salary, which bonus is earned based on our achievement of performance goals established by our chief executive officer, the achievement of which is evaluated by our chief executive officer and board of directors. Mr. Piscitelli’s employment is at will and may be terminated at any time, with or without cause. However, pursuant to the terms of the Piscitelli Employment Agreement, Mr. Piscitelli will be entitled to severance benefits upon a qualifying termination of employment as described in “—Potential Payments upon Termination or Change in Control” below.
Dr. Londei’s Employment Agreement
Pursuant to an employment agreement effective as of January 26, 2018, or the Londei Employment Agreement, Dr. Londei serves as our Chief Medical Officer. The Londei Employment Agreement sets forth the principal terms and conditions of his employment, including his current annual base salary of $453,000 and an annual target cash bonus opportunity of up to 40% of his base salary, which bonus is earned based on our achievement of performance goals established by our chief executive officer, the achievement of which is evaluated by our chief executive officer and board of directors. Dr. Londei’s employment is at will and may be terminated at any time, with or without cause. However, pursuant to the terms of the Londei Employment Agreement, Dr. Londei will be entitled to severance benefits upon a qualifying termination of employment as described in “—Potential Payments upon Termination or Change in Control” below.
Mr. Loumeau’s Employment Agreement
Pursuant to an employment agreement effective as of August 6, 2018, or the Loumeau Employment Agreement, Mr. Loumeau serves as our General Counsel. The Loumeau Employment Agreement sets forth the principal terms and conditions of his employment, including his current annual base salary of $381,000 and an annual target cash bonus opportunity of up to 40% of his base salary, which bonus is earned based on our achievement of performance goals established by our chief executive officer, the achievement of which is evaluated by our chief executive officer and board of directors. Mr. Loumeau’s employment is at will and may be terminated at any time, with or without cause. However, pursuant to the terms of the Loumeau Employment Agreement, Mr. Loumeau will be entitled to severance benefits upon a qualifying termination of employment as described in “—Potential Payments upon Termination or Change in Control” below.
Potential Payments upon Termination or Change in Control
Termination
Pursuant to the Suria Employment Agreement, the Piscitelli Employment Agreement, the Londei Employment Agreement and the Loumeau Employment Agreement, in the event that Mr. Suria, Mr. Piscitelli, Dr. Londei or Mr. Loumeau is terminated without “cause” or resigns for “good reason” (each as defined in the applicable employment agreement), provided that each delivers a signed settlement and general release in favor of us and satisfies all conditions to make such release effective, (i) in the case of Mr. Suria, he will receive continued severance payments for twelve months, and in the case of Mr. Piscitelli, Dr. Londei and Mr. Loumeau, nine months, and (ii) and if each elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, we will pay directly to the insurance provider of our group health plans, the monthly premium for such continuation coverage for each officer and his family, for twelve months, in the case of Mr. Suria, and nine months, in the case of Mr. Piscitelli, Dr. Londei and Mr. Loumeau, or such earlier date on which coverage with a new employer is obtained.
Change in Control
Pursuant to the Suria Employment Agreement and certain of his outstanding stock option agreements, if we experience a change of control and Mr. Suria is terminated without “cause” or resigns for “good reason” (each as defined in the Suria Employment Agreement) upon the occurrence of, or within 13 months following, such change of control, and provided that Mr. Suria delivers a signed settlement and general release in favor of us and satisfies all conditions to make such release effective, (i) Mr. Suria will receive the continued severance payments and COBRA premiums described above for eighteen months and (ii) his currently outstanding stock options will vest in full.
Pursuant to the Piscitelli Employment Agreement, if we experience a change in control and Mr. Piscitelli is terminated without “cause” or resigns for “good reason” (each as defined in the Piscitelli Employment Agreement) upon the occurrence of, or within 13 months following, such change of control, and provided that Mr. Piscitelli delivers a signed settlement and general release in favor of us and satisfies all conditions to make such release effective, (i) Mr. Piscitelli will receive the severance payments and COBRA premiums described above for twelve months and (ii) his currently outstanding stock options will vest in full.

Pursuant to the Londei Employment Agreement, if we experience a change in control and Dr. Londei is terminated without “cause” or resigns for “good reason” (each as defined in the Londei Employment Agreement) upon the occurrence of, or within 13 months following, such change of control, and provided that Dr. Londei delivers a signed settlement and general release in favor of us and satisfies all conditions to make such release effective, (i) Dr. Londei will receive the severance payments and COBRA premiums described above for twelve months and (ii) his currently outstanding stock options will vest in full.
Pursuant to the Loumeau Employment Agreement, if we experience a change in control and Mr. Loumeau is terminated without “cause” or resigns for “good reason” (each as defined in the Loumeau Employment Agreement) upon the occurrence of, or within 13 months following, such change of control, and provided that Mr. Loumeau delivers a signed settlement and general release in favor of us and satisfies all conditions to make such release effective, (i) Mr. Loumeau will receive the severance payments and COBRA premiums described above for twelve months and (ii) his currently outstanding stock options will vest in full.
Each employment agreement contains a “better after-tax” provision, which provides that if any of the payments to Mr. Suria, Mr. Piscitelli, Dr. Londei or Mr. Loumeau, respectively, constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code, in each case based upon the highest marginal rate for the applicable tax.
Executive Benefits
Our named executive officers are eligible to participate in our employee benefit plans on the same basis as our other employees, including our health and welfare plans.
EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2018 with respect to compensation plans under which shares of our common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(#)	Weighted-average exercise price of outstanding options, warrants and rights($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)(2)	2,152,455	27.55	2,476,212
Equity compensation plans not approved by security holders	—	—	—
Total	2,152,455	27.55	2,476,212

(1)	Includes our 2006 Equity Incentive Plan, 2017 Equity Incentive Plan and our 2017 Employee Stock Purchase Plan.

(2)
We have ceased issuing awards under our Amended and Restated 2006 Equity Incentive Plan as of the effective date of our 2017 Equity Incentive Plan. Any shares of common stock that are subject to outstanding awards under the 2006 Equity Incentive Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance under our 2017 Equity Incentive Plan. In addition, the number of shares reserved for issuance under our 2017 Equity Incentive Plan increased automatically by 4% on January 1, 2019 and will increase automatically on the first day of January of each of 2020 through 2028 by the number of shares equal to 4% of the total outstanding shares of our common stock as of the immediately preceding December 31 or a lower number approved by our board of directors or compensation committee. There are 455,913 shares of common stock available for issuance under the 2017 Employee Stock Purchase Plan and will increase automatically on the first day of January of each of 2020 through 2028 by the number of shares equal to 1% of the total outstanding shares of our common stock as of the immediately preceding December 31 or a lower number approved by our board of directors or compensation committee. As of the record date, no purchase periods under the 2017 Employee Stock Purchase Plan have been authorized by the board of directors.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
From January 1, 2018 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was (or is to be) a party and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, except for payments set forth under “Proposal One” and “Executive Compensation” above.
Policies and Procedures for Related Party Transactions
We adopted a written related person transactions policy providing that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a transaction with us in which the amount involved exceeds $120,000 without the review and approval of our audit committee, or a committee composed solely of independent directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

ADDITIONAL INFORMATION
Stockholder Proposals to be presented at Next Annual Meeting
Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our bylaws provide that for stockholder nominations to our board of directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at AnaptysBio, Inc., 10421 Pacific Center Court, Suite 200, San Diego, CA 92121.
To be timely for our company’s 2020 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than the close of business on February 26, 2020 and not later than the close of business on March 28, 2020. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our bylaws. In no event will the public announcement of an adjournment or a postponement of our annual meeting commence a new time period for the giving of a stockholder’s notice as provided above.
Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2020 annual meeting of stockholders must be received by us not later than December 27, 2019 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our bylaws.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16 of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in 2018.
Available Information
We will mail without charge, upon written request, a copy of our annual report on Form 10-K for the year ended December 31, 2018, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

10421 Pacific Center Court, Suite 200
San Diego, CA 92121
Attn: Corporate Secretary
The annual report on Form 10-K is also available at http://ir.anaptysbio.com.
“Householding” – Stockholders Sharing the Same Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report on Form 10-K and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our annual report on Form 10-K and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. You may revoke your consent at any time by contacting your broker.
Upon written or oral request, we will undertake to promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, annual report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report on Form 10-K and other proxy materials, you may write our Corporate Secretary at 10421 Pacific Center Court, Suite 200, San Diego, CA 92121, or call 1 (858) 362-6348.
Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or annual report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Corporate Secretary at the address or telephone number listed above.

OTHER MATTERS
Our board of directors does not presently intend to bring any other business before the meeting and, so far as is known to the board of directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

AnaptysBio

ANNUAL MEETING OF ANAPTYSBIO, INC.

Date: June 11, 2019
Time: 9:00 a.m. (PDT)
Place: 10455 Pacific Center Court, Suite 200 San Diego, CA 92121

Please make your marks like this: [X] Use dark black pencil or pen only

Board of Directors Recommends a Vote **FOR** proposals 1, 2, 3 and **ONE YEAR** for proposal 4.

				Directors Recommend
1: Election of Class II Directors with Terms Expiring in 2022				
Nominees:	For	Withhold		
01 Hamza Suria	☐	☐		For
02 J. Anthony Ware	☐	☐		For
	For	Against	Abstain	
2: To ratify the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2019.	☐	☐	☐	For
	For	Against	Abstain	
3: Non-binding advisory vote on compensation of our named executive officers.	☐	☐	☐	For
	1 year	2 years	3 years	
4: Non-binding advisory vote on the frequency of holding future advisory votes regarding named executive officer compensation.	☐	☐	☐	1 Year

NOTE: To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

Authorized Signatures - This section must be completed for your Instructions to be executed.

________________ Please Sign Here   ________________ Please Date Above

________________ Please Sign Here   ________________ Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

AnaptysBio

Annual Meeting of AnaptysBio, Inc.
to be held on Tuesday, June 11, 2019
for Holders as of April 18, 2019

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:

INTERNET

Go To
www.proxypush.com/ANAB
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE

Call
866-813-1246
- Use any touch-tone telephone.
- **Have your Proxy Card/Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

MAIL
- Mark, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Hamza Suria and Dominic Piscitelli, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of AnaptysBio, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, FOR THE PROPOSALS IN ITEMS 2 AND 3, AND ONE YEAR FOR ITEM 4.

PROXY TABULATOR FOR

ANAPTYSBIO, INC.
P.O. BOX 8016
CARY, NC 27512-9903

Proxy — AnaptysBio, Inc.
Annual Meeting of Stockholders
June 11, 2019, 9:00 a.m. (Pacific Daylight Time)
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Hamza Suria and Dominic Piscitelli (the "Named Proxies") and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of AnaptysBio, Inc., a Delaware corporation ("the Company"), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 10455 Pacific Center Court, Suite 200 San Diego, CA 92121 on Tuesday, June 11, 2019 at 9:00 a.m. (PDT) and all adjournments thereof.

The purpose of the Annual Meeting is to take action on the following:

1. Election of Class II Directors with Terms Expiring in 2022

   Nominees:
   1) Hamza Suria
   2) J. Anthony Ware

   NOTE: Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The Board of Directors of the Company recommends a vote "FOR" all nominees for director and "FOR" proposals 2, 3 and "ONE YEAR" for proposal 4.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, shares will be voted "FOR" the election of Directors in Item 1, "FOR" the proposals in Items 2 and 3, and "ONE YEAR" for Item 4. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

→ Please separate carefully at the perforation and return just this portion in the envelope provided. →

To attend the meeting and vote your shares in person, please mark this box. ☐